                                                                     EXHIBIT 2.1




                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                       COMMUNITY FIRST BANKING COMPANY,

                             COMMUNITY FIRST BANK,

                        FIRST DEPOSIT BANCSHARES, INC.,

                                      AND

                           DOUGLAS FEDERAL BANK, FSB


                         Dated as of January 18, 2001

                               TABLE OF CONTENTS

LIST OF EXHIBITS....................................................................   IV

AGREEMENT AND PLAN OF MERGER........................................................    1

ARTICLE 1.   TRANSACTIONS AND TERMS OF THE MERGER...................................    1

     1.1   Merger..................................................................     1
     1.2   Time and Place of Closing...............................................     2
     1.3   Time and Place of Closing...............................................     2
     1.4   Merger Consideration....................................................     2

ARTICLE 2.   TERMS OF MERGER........................................................    2

     2.1   Articles of Incorporation...............................................     2
     2.2   Bylaws..................................................................     2
     2.3   Directors and Officers..................................................     2

ARTICLE 3.   MANNER OF CONVERTING SHARES............................................    3

     3.1   Conversion of Shares....................................................     3
     3.2   Anti-Dilution Provisions................................................     6
     3.3   Shares Held by First Deposit or CFB.....................................     6
     3.4   Dissenting Shareholders.................................................     6
     3.5   Fractional Shares.......................................................     7
     3.6   Stock Options, Warrants and Other Similar Rights........................     7

ARTICLE 4.   EXCHANGE OF SHARES.....................................................    7

     4.1   Exchange Procedures.....................................................     7
     4.2   Rights of Former Shareholders of First Deposit..........................     8

ARTICLE 5.   REPRESENTATIONS AND WARRANTIES OF FIRST DEPOSIT AND DOUGLAS............    9

     5.1   Organization, Standing, and Power........................................    9
     5.2   Authority of First Deposit and Douglas; No Breach By Agreement...........   10
     5.3   Capital Stock............................................................   11
     5.4   First Deposit Subsidiaries...............................................   11
     5.5   Financial Statements.....................................................   12
     5.6   Absence of Undisclosed Liabilities.......................................   12
     5.7   Absence of Certain Changes or Events.....................................   12
     5.8   Tax Matters..............................................................   14
     5.9   Allowance for Possible Loan Losses.......................................   14
     5.10    Assets.................................................................   14
     5.11    Intellectual Property..................................................   15
     5.12    Environmental Matters..................................................   15
     5.13    Compliance with Laws...................................................   16
     5.14    Labor Relations........................................................   16
     5.15    Employee Benefit Plans.................................................   17
     5.16    Material Contracts.....................................................   18
     5.17    Legal Proceedings......................................................   19
     5.18    Reports................................................................   19
     5.19    Statements True and Correct............................................   19
     5.20    Tax and Regulatory Matters.............................................   20
     5.21    Charter Provisions.....................................................   20
     5.22    Board Recommendation...................................................   20
     5.23    Insurance Coverage and Claims..........................................   20

     5.24      The ESOP......................................................................  21

ARTICLE 6.   REPRESENTATIONS AND WARRANTIES OF CFB AND THE BANK..............................  22

     6.1       Organization, Standing, and Power.............................................  22
     6.2       Authority of CFB and the Bank; No Breach By Agreement.........................  22
     6.3       Capital Stock.................................................................  23
     6.4       CFB Subsidiaries..............................................................  23
     6.5       Financial Statements..........................................................  24
     6.6       Absence of Undisclosed Liabilities............................................  24
     6.7       Absence of Certain Changes or Events..........................................  25
     6.8       Tax Matters...................................................................  25
     6.9       Allowance for Possible Loan Losses............................................  26
     6.10      Assets........................................................................  27
     6.11      Intellectual Property.........................................................  27
     5.12      Environmental Matters.........................................................  28
     6.13      Compliance with Laws..........................................................  28
     6.14      Labor Relations...............................................................  29
     6.15      Employee Benefit Plans........................................................  29
     6.16      Material Contracts............................................................  31
     6.17      Legal Proceedings.............................................................  31
     6.18      Reports.......................................................................  32
     6.19      Statements True and Correct...................................................  32
     6.20      Tax and Regulatory Matters....................................................  32
     6.21      Charter Provisions............................................................  32
     6.22      Board Recommendation..........................................................  33
     6.23      Insurance Coverage and Claims.................................................  33

ARTICLE 7.   CONDUCT OF BUSINESS PENDING CONSUMMATION........................................  33

     7.1       Affirmative Covenants of First Deposit........................................  33
     7.2       Negative Covenants of First Deposit...........................................  33
     7.3       Affirmative Covenants of CFB..................................................  36
     7.4       Negative Covenants of CFB.....................................................  36
     7.5       Adverse Changes in Condition..................................................  36
     7.6       Reports.......................................................................  36

ARTICLE 8.   ADDITIONAL AGREEMENTS...........................................................  37

     8.1       Registration Statement........................................................  37
     8.2       Nasdaq Listing................................................................  37
     8.3       Shareholder Approval..........................................................  37
     8.4       Applications..................................................................  37
     8.5       Filings with State Offices....................................................  38
     8.6       Agreement as to Efforts to Consummate.........................................  38
     8.7       Investigation and Confidentiality.............................................  38
     8.8       Press Releases................................................................  39
     8.9       Certain Actions...............................................................  39
     8.10      Tax Treatment.................................................................  39
     8.11      Charter Provisions............................................................  39
     8.12      Agreements of Affiliates......................................................  40
     8.13      Employee Benefits and Contracts...............................................  40
     8.14      Directors' and Officers' Protection...........................................  41
     8.15      Merger Procedures Applicable to ESOP..........................................  41
     8.16      Information to ESOP Participants and Benficiaries.............................  42

ARTICLE 9.   CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE...............................  43

     9.1       Conditions to Obligations of Each Party.......................................  43
     9.2       Conditions to Obligations of CFB..............................................  44

    9.3   Conditions to Obligations of First Deposit..................................  45

ARTICLE 10.  TERMINATION..............................................................  47

    10.1       Termination............................................................  47
    10.2       Effect of Termination..................................................  47
    10.3       Non-Survival of Representations and Covenants..........................  48

ARTICLE 11.  MISCELLANEOUS............................................................  48

    11.1       Definitions............................................................  48
    11.2       Expenses...............................................................  56
    11.3       Brokers and Finders....................................................  56
    11.4       Entire Agreement.......................................................  56
    11.5       Amendments.............................................................  57
    11.6       Waivers................................................................  57
    11.7       Assignment.............................................................  57
    11.8       Notices................................................................  58
    11.9       Governing Law..........................................................  58
    11.10      Counterparts...........................................................  58
    11.11      Captions, Articles and Sections........................................  58
    11.12      Interpretations........................................................  59
    11.13      Enforcement of Agreement...............................................  59
    11.14      Severability...........................................................  59

                               LIST OF EXHIBITS


Exhibit
Number    Description
------    -----------

  1. Form of Agreement of Affiliates of First Deposit Bancshares, Inc. ((S) 8.12, (S) 9.2(e)).

  2. Matters as to which Womble Carlyle Sandridge & Rice PLLC will opine. ((S) 9.2(d)).

  3.      Form of Claims Letter ((S) 9.2(f)).

  4. Matters as to which Powell, Goldstein, Frazer & Murphy LLP will opine. ((S) 9.3(d)).

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of January 18, 2001, by and among COMMUNITY FIRST BANKING COMPANY ("CFB"), a Georgia corporation located in Carrollton, Georgia; COMMUNITY FIRST BANK (the "Bank"), a Georgia bank located in Carrollton, Georgia; FIRST DEPOSIT BANCSHARES, INC.("First Deposit"), a Georgia corporation located in Douglasville, Georgia; and DOUGLAS FEDERAL BANK, FSB, a federal savings bank located Douglasville, Georgia.

                                   Preamble
                                   --------

     The respective Boards of Directors of CFB, the Bank, First Deposit and Douglas are of the opinion that the transactions described herein are in the best interests of the Parties to this Agreement and their respective shareholders. CFB is the sole shareholder of the Bank. First Deposit is the sole shareholder of Douglas, which has filed a pending application with the Georgia Department of Banking and Finance (the "Department") to convert from a Federal savings bank charter to a state bank charter (the "Conversion Application"). This Agreement provides for the acquisition of First Deposit by CFB, pursuant to the merger of First Deposit and Douglas with and into the Bank. At the effective time of such merger, the outstanding shares of the capital stock of First Deposit shall be converted into the right to receive shares of the common stock of CFB and cash. As a result, shareholders of First Deposit shall become shareholders of CFB, subject to the provisions of Section 3.1(c) hereof, and CFB shall conduct the business and operations of First Deposit and the Bank shall conduct the business and operations of Douglas. The transactions described in this Agreement are subject to (a) approval of the shareholders of First Deposit;
(b) approval of the Department; (c) approval of the Board of Governors of the Federal Reserve; and (d) satisfaction of certain other conditions described in this Agreement. It is the intention of the Parties to this Agreement that the merger, for federal income tax purposes, shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

     Certain terms used in this Agreement are defined in Section 11.1 hereof.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:


                                  ARTICLE 1.
                     TRANSACTIONS AND TERMS OF THE MERGER
                     ------------------------------------

     1.1  Merger. Subject to the terms and conditions of this Agreement, at the
          ------
Effective Time, First Deposit and Douglas will merge with and into the Bank in accordance with the provisions of Section 7-1-530 of the Financial Institutions Code of Georgia and with the effect provided in Section 7-1-536 of the Financial Institutions Code of Georgia (the "Merger"). The Bank shall be the Surviving Bank resulting from the Merger and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of CFB, the Bank, First Deposit and Douglas, as set forth herein.

     1.2  Time and Place of Closing. The closing of the transactions
          -------------------------
contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

     1.3  Effective Time. The Merger and other transactions contemplated by this
          --------------
Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the fifth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the earliest date on which the shareholders of First Deposit and CFB have approved this Agreement to the extent such approval is required by applicable Law; provided, however, that the date of the Effective Time shall not extend
     --------  -------
past the termination date set forth in Section 10.1(e) hereof.

     1.4  Merger Consideration. The merger consideration will be payable in
          --------------------
$14,835,331 cash, including payments made pursuant to and subject to possible adjustment as provided in Section 3.6, and 723,675 shares of CFB Common Stock, in accordance with the provisions of Section 3.1 of this Agreement.


                                  ARTICLE 2.
                                TERMS OF MERGER
                                ---------------

     2.1  Articles of Incorporation. The Articles of Incorporation of the Bank
          -------------------------
in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Bank until duly amended or repealed.

     2.2  Bylaws. The Bylaws of the Bank in effect immediately prior to the
          ------
Effective Time shall be the Bylaws of the Surviving Bank until duly amended or repealed.

     2.3  Directors and Officers.
          ----------------------

          (a) The directors of the CFB shall be (i) the directors of CFB immediately prior to the Effective Time and (ii) Danny A. Belyeu, together with such additional persons as may thereafter be elected. Such persons shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The directors of the Surviving Bank shall be the directors of the Bank immediately prior to the

Effective Time. Such persons shall serve as the directors of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank.

          (b) The executive officers of the Surviving Bank shall be (i) the executive officers of the Bank immediately prior to the Effective Time and (ii) such additional persons as may thereafter be elected. Such persons shall serve as the executive officers of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank.


                                  ARTICLE 3.
                          MANNER OF CONVERTING SHARES
                          ---------------------------

     3.1  Conversion of Shares. Subject to the provisions of this Article 3, at
          --------------------
the Effective Time, by virtue of the Merger and without any action on the part of First Deposit, or the shareholders of the foregoing, the shares of First Deposit shall be converted as follows:

          (a) Each share of capital stock of CFB issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Subject to the allocation provisions of Section 3.1(d), at the Effective Time, the holders of First Deposit Common Stock outstanding at the Effective Time (excluding shares held by any First Deposit Entity or any CFB Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4) shall be entitled to receive, and CFB shall pay or issue and deliver, in the aggregate, (i) a number of shares of CFB Common Stock for each share of First Deposit Common Stock based on the Exchange Ratio of 0.94512 (the "Per Share Stock Consideration"), or (ii) an amount equal to $19.375 in cash for each such share of First Deposit Common Stock (the "Per Share Cash Consideration"). The foregoing consideration, collectively and in the aggregate, shall be referred to herein as the "Merger Consideration."

          (c) Subject to the allocation provisions of Section 3.1(d) below, each holder of a share of First Deposit Common Stock may elect to receive the Per Share Stock Consideration or the Per Share Cash Consideration for each such share of First Deposit Common Stock; provided, however, that the aggregate number of shares of CFB Common Stock with respect to which the Per Share Stock Consideration shall be paid as the Merger Consideration shall be 723,675 shares of CFB Common Stock. Such amount of the CFB Common Stock paid as Merger Consideration shall be referred to in this Agreement as the "Total Stock Merger Consideration," and such amount of cash paid as Merger Consideration shall be referred to as the "Total Cash Merger Consideration."

          (d)  Election and Allocation Procedures.

               (1)  Election.
                    --------

               (i) An election form ("Election Form"), together with the other transmittal materials described in Section 4.1, shall be mailed as soon as reasonably practicable after the Effective Time to each holder of First Deposit Common Stock of record at the Effective Time. Such date of mailing shall be referred to hereinafter as the "Mailing Date." Each Election Form shall permit a holder (or the beneficial owner through appropriate and customary documentation and instruction) of First Deposit Common Stock to elect to receive the Per Share Cash Consideration with respect to all or any of such holder's First Deposit Common Stock (shares as to which the election is made, "Cash Election Shares"). The "Cash Election Amount" shall be equal to the Per Share Cash Consideration multiplied by the total number of Cash Election Shares. All shares of First Deposit Common Stock other than the Cash Election Shares and the No Election Shares (as defined below) shall be referred to herein as the "Stock Election Shares."

               (ii) Any share of First Deposit Common Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before a date after the Closing Date to be agreed upon by the parties hereto (which date will be set forth on the Election Form), but in any event not earlier than 30 days after the Mailing Date (such deadline, the "Election Deadline"), shall be converted either into the Per Share Stock Consideration or the Per Share Cash Consideration as set forth in Section 3.1(d)(2) (such shares, the "No Election Shares"), with the exception that No Election Shares held by a holder of less than 100 shares of First Deposit Common Stock shall be deemed to be Cash Election Shares.

               (iii) Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all First Deposit Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form (or the beneficial owner of the shares covered by such Election Form through appropriate and customary documentation and instruction) at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline and no other valid election is made, the shares of First Deposit Common Stock represented by such Election Form shall be No Election Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither CFB nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

               (2)  Allocation.
                    ----------

               As soon as reasonably practicable after the Effective Time, CFB shall cause the Exchange Agent to allocate the Total Cash Merger Consideration and Total Stock Merger Consideration among the holders of First Deposit Common Stock, which shall be effected by the Exchange Agent as follows:

                    (i) If the Total Cash Merger Consideration is greater than the Cash Election Amount, then:

                         (A) each Cash Election Share shall be converted into the right to receive an amount of cash equal to the Per Share Cash Consideration;

                         (B) the Exchange Agent will select, on a pro rata basis, first from among the holders of No Election Shares and then, if necessary, from among the holders of Stock Election Shares, a sufficient number of such shares ("Cash Designee Shares") such that the sum of Cash Designee Shares and Cash Election Shares multiplied by the Per Share Cash Consideration equals as closely as practicable the Total Cash Merger Consideration. Each Cash Designee Share shall be converted into the right to receive the Per Share Cash Consideration; and

                         (C) each remaining unconverted share of First Deposit Common Stock (after application of subsections (A) and (B) above) shall be converted into the right to receive the Per Share Stock Consideration.

                    (ii) If the Total Cash Merger Consideration is less than the Cash Election Amount then:

                         (A) each Stock Election Share and each No Election Share (other than any No Election Shares held by holders of less than 100 shares of First Deposit Common Stock, which shares are automatically deemed Cash Election Shares) shall be converted into the right to receive the Per Share Stock Consideration;

                         (B) the Exchange Agent will select, on a pro rata basis from among the holders of Cash Election Shares (other than holders of No Election Shares holding less than 100 shares of First Deposit Common Stock), a sufficient number of such shares ("Stock Designee Shares") such that the number of such Stock Designee Shares multiplied by the Per Share Cash Consideration equals as closely as practicable the difference between the Cash Election Amount and the Total Cash Merger

               Consideration. The Stock Designee Shares shall be converted into the right to receive the Per Share Stock Consideration; and

                           (C) each remaining unconverted share of First Deposit
               Common Stock (after application of subsections (A) and (B) above) shall be converted into the right to receive an amount of cash equal to the Per Share Cash Consideration.

                    (iii) In the event that the Exchange Agent is required pursuant to this Section 3.1(d) to designate from among all Stock Election Shares the Cash Designee Shares to receive the Per Share Cash Consideration, each holder of Stock Election Shares shall be allocated a pro rata portion of the total Cash Designee Shares. Such pro ration shall reflect the proportion that the number of Stock Election Shares of each holder of Stock Election Shares bears to the total number of Stock Election Shares.

                    (iv) In the event the Exchange Agent is required pursuant to this Section 3.1(d) to designate from among all holders of Cash Election Shares the Stock Designee Shares to receive the Per Share Stock Consideration, each holder of Cash Election Shares (other than holders of No Election Shares holding less than 100 shares of First Deposit Common Stock) shall be allocated a pro rata portion of the total Stock Designee Shares. Such pro ration shall reflect the proportion that the number of Cash Election Shares of each holder of Cash Election Shares bears to the total number of Cash Election Shares.

     3.2  Anti-Dilution Provisions. In the event CFB changes the number of
          ------------------------
shares of CFB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) is prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3  Shares Held by First Deposit or CFB. Each of the shares of First
          -----------------------------------
Deposit Common Stock held by any First Deposit Entity or by any CFB Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4  Dissenting Shareholders. Any holder of shares of First Deposit Common
          -----------------------
Stock who perfects his dissenters' rights in accordance with and as contemplated by Article 13, Part 2 of Title 14 of the GBCC, shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of law; provided, that no such payment shall be made to any dissenting shareholder
--------
unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and surrendered to CFB the certificates or certificates representing the shares for which payment is being made. In the event that after the Effective Time, a dissenting shareholder of First Deposit fails to perfect, or effectively withdraws or loses, his right to appraisal of and payment for his shares, CFB shall issue and deliver the consideration to which such holder of shares of First Deposit Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of First Deposit Common Stock held by him. If and to the extent required by applicable Law, First Deposit will establish (or cause to be established) an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting shareholders. Upon satisfaction of all claims of dissenting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to CFB.

     3.5  Fractional Shares. Notwithstanding any other provision of this
          -----------------
Agreement, each holder of shares of First Deposit Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of CFB Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of CFB Common Stock multiplied by the market value of one share of CFB Common Stock at the Effective Time. The market value of one share of CFB Common Stock at the Effective Time shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by CFB) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

     3.6  Stock Options, Warrants and Other Similar Rights. Immediately prior
          ------------------------------------------------
to the Effective Time, CFB shall pay in exchange for each outstanding stock option, pursuant to which a Person is or may be entitled to be issued any shares of First Deposit Common Stock, an amount in cash equal to $7.50, such that from and after the Effective Time, there shall be no outstanding stock options, warrants, conversion rights or other rights of any nature pursuant to which a Person is or may be entitled to be issued any shares of stock of CFB or to be paid any sum of money or other valuable consideration in exchange therefor. In effecting the termination and cancellation of such rights, First Deposit shall obtain from any Person or Persons such consents, waivers, approvals and authorizations as it deems necessary or advisable. CFB shall increase the amount of cash merger consideration provided in Section 1.4 in the amount of $11.875 for each stock option that is exercised between the date of this Agreement and the Effective Time.

                                  ARTICLE 4.
                              EXCHANGE OF SHARES
                              ------------------

     4.1  Exchange Procedures. Promptly after the Effective Time, CFB shall
          -------------------
cause the exchange agent selected by CFB (the "Exchange Agent") to mail to each holder of record of a certificate or certificates which represented shares of First Deposit Common Stock immediately prior to the Effective Time (the "Certificates") an Election Form, as required under Section 3.1(d), and other appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of First Deposit Common Stock so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of First Deposit Common Stock represented by Certificates that are not registered in the transfer records of First Deposit, the consideration provided in Section 3.1 may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as CFB and the Exchange Agent may reasonably require, and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of shares of First Deposit Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenters' rights have been perfected as provided in Section 3.4) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2. CFB shall not be obligated to deliver the consideration to which any former holder of First Deposit Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 4.1. Any other provision of this Agreement notwithstanding, neither CFB nor the Exchange Agent shall be liable to a holder of First Deposit Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Approval of this Agreement by the shareholders of First Deposit shall constitute ratification of the appointment of the Exchange Agent.

     4.2  Rights of Former Shareholders of First Deposit. At the Effective
          ----------------------------------------------
Time, the stock transfer books of First Deposit shall be closed as to holders of First Deposit Common Stock immediately prior to the Effective Time and no transfer of First Deposit Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of First Deposit Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 in exchange therefor, subject, however, to CFB's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by First Deposit in respect of such shares of First Deposit Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of First Deposit shall be entitled to vote after the Effective Time at any meeting of CFB shareholders the number of whole shares of CFB Common Stock into which their respective shares of First Deposit Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing CFB Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by CFB on the CFB Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of CFB Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of CFB Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1. However, upon surrender of such Certificate, both the CFB Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate. No interest shall be payable with respect to any cash to be paid under Section 3.1 of this Agreement except to the extent required in connection with the exercise of dissenters' rights.


                                  ARTICLE 5.
          REPRESENTATIONS AND WARRANTIES OF FIRST DEPOSIT AND DOUGLAS
          -----------------------------------------------------------

     First Deposit and Douglas hereby represent and warrant to CFB and the Bank as follows:

     5.1  Organization, Standing, and Power. First Deposit is a corporation
          ---------------------------------
duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Douglas is a federal savings bank which has filed an application with the Department to convert to a state bank charter. First Deposit is duly qualified or licensed to transact business as a foreign corporation in good standing in the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect. The minute books and other organizational documents for First Deposit and Douglas have been made available to CFB for its review and, except as disclosed in Section 5.1 of the First Deposit Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     5.2  Authority of First Deposit and Douglas; No Breach By Agreement.
          --------------------------------------------------------------

          (a) First Deposit and Douglas have the corporate power and authority necessary to execute, deliver, and perform their obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of First Deposit and Douglas, subject to the approval of this Agreement by the holders of a majority of the outstanding voting stock of First Deposit and Douglas. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of First Deposit and Douglas, enforceable against First Deposit and Douglas in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by First Deposit and Douglas, nor the consummation by First Deposit and Douglas of the transactions contemplated hereby, nor compliance by First Deposit and Douglas with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of First Deposit's Articles of Incorporation or Bylaws, or the Charter, Articles of Incorporation, or Bylaws of any First Deposit Subsidiary or any resolution adopted by the board of directors or the shareholders of any First Deposit Entity, or (ii) except as disclosed in Section 5.2 of the First Deposit Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any First Deposit Entity under, any Contract or Permit of any First Deposit Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under or require any Consent pursuant to, any Law or Order applicable to any First Deposit Entity or any of their respective material Assets (including any CFB Entity or any First Deposit Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any CFB Entity or any First Deposit Entity being reassessed or revalued by any Taxing authority).

          (c) Other than in connection or compliance with the provisions of applicable federal banking laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by First Deposit of the Merger and the other transactions contemplated in this Agreement.

     5.3  Capital Stock.
          -------------

          (a) As of the date of this Agreement, the authorized capital stock of First Deposit consists of 10,000,000 shares of First Deposit Common Stock, of which 1,502,550 shares are issued and outstanding and 10,000,000 shares of preferred stock, no shares of which are issued and outstanding. All of the issued and outstanding shares of capital stock of First Deposit are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of First Deposit has been issued in violation of any preemptive rights of the current or past shareholders of First Deposit.

          (b) Except as set forth in Section 5.3(a), or as disclosed in Section 5.3(b) of the First Deposit Disclosure Memorandum, there are no shares of capital stock or other equity securities of First Deposit outstanding and no outstanding Equity Rights relating to the capital stock of First Deposit.

     5.4  First Deposit Subsidiaries. First Deposit has disclosed in Section
          --------------------------
5.4 of the First Deposit Disclosure Memorandum all of the First Deposit Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the First Deposit Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.4 of the First Deposit Disclosure Memorandum, First Deposit or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each First Deposit Subsidiary. No capital stock (or other equity interest) of any First Deposit Subsidiary is or may become required to be issued (other than to another First Deposit Entity) by reason of any Equity Rights, and there are no Contracts by which any First Deposit Subsidiary is bound to issue (other than to another First Deposit Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any First Deposit Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any First Deposit Subsidiary (other than to another First Deposit Entity). There are no Contracts relating to the rights of any First Deposit Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any First Deposit Subsidiary. All of the shares of capital stock (or other equity interests) of each First Deposit Subsidiary held by a First Deposit Entity are fully paid and (except pursuant to 12 U.S.C.
Section 55 in the case of national banks and comparable, applicable State Law, if any, in the case of State depository institutions) nonassessable and are owned by the First Deposit Entity free and clear of any Lien. Except as disclosed in Section 5.4 of the First Deposit Disclosure Memorandum, each First Deposit Subsidiary is either a bank, savings association or a corporation, and is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each First Deposit Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect. Each First Deposit Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The minute book and other organizational documents for each First Deposit Subsidiary have been made available to CFB for its review, and, except as disclosed in Section 5.4 of the First Deposit Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     5.5  Financial Statements  . Each of the First Deposit Financial Statements
          --------------------
(including, in each case, any related notes) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the consolidated financial position of First Deposit and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     5.6  Absence of Undisclosed Liabilities. No First Deposit Entity has any
          ----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of First Deposit as of September 30, 2000, included in the First Deposit Financial Statements or reflected in the notes thereto. No First Deposit Entity has incurred or paid any Liability since September 30, 2000, except for such Liabilities incurred or paid
(i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     5.7  Absence of Certain Changes or Events. Since September 30, 2000, except
          ------------------------------------
as disclosed in the First Deposit Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the First Deposit Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect, and (ii) First Deposit Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of First Deposit provided in Article 7.

     5.8  Tax Matters.
          -----------

          (a) All Tax Returns required to be filed by or on behalf of any First Deposit Entities have been timely filed or requests for extensions have been timely filed, granted, and, to the Knowledge of First Deposit, have not expired for such periods, except to the extent that all such failures to file, taken together, are not reasonably likely to have a First Deposit Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a First Deposit Material Adverse Effect, except as reserved against in the First Deposit Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the First Deposit Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of First Deposit Entities, except for any such Liens which are not reasonably likely to have a First Deposit Material Adverse Effect or with respect to which the Taxes are not yet due and payable.

          (b) None of the First Deposit Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

          (c) The provision for any Taxes due or to become due for any of the First Deposit Entities for the period or periods through and including the date of the respective First Deposit Financial Statements that has been made and is reflected on such First Deposit Financial Statements is sufficient to cover all such Taxes.

          (d) Deferred Taxes of First Deposit Entities have been provided for in accordance with GAAP.

          (e) Except as disclosed in Section 5.8 of the First Deposit Disclosure Memorandum, none of the First Deposit Entities is a party to any Tax allocation or sharing agreement and none of First Deposit Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was First Deposit) or has any Liability for Taxes of any Person (other than First Deposit and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

          (f) Each of the First Deposit Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect.

          (g) Except as disclosed in Section 5.8 of the First Deposit Disclosure Memorandum, none of the First Deposit Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 28OG or 162(m) of the Internal Revenue Code.

          (h) Exclusive of the Merger, there has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of First Deposit Entities that occurred during or after any Taxable Period in which First Deposit Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 2000.

          (i) No First Deposit Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

          (j) All material elections with respect to Taxes affecting First Deposit Entities have been or will be timely made.

     5.9  Allowance for Possible Loan Losses. The allowance for possible loan or
          ----------------------------------
credit losses (the "Allowance") shown on the consolidated balance sheets of First Deposit included in the most recent First Deposit Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of First Deposit included in the First Deposit Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of First Deposit Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by First Deposit Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a First Deposit Material Adverse Effect.

     5.10 Assets.
          ------

          (a) Except as disclosed in Section 5.10 of the First Deposit Disclosure Memorandum or as disclosed or reserved against in the First Deposit Financial Statements delivered prior to the date of this Agreement, First Deposit Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a First Deposit Material Adverse Effect. All tangible properties used in the businesses of the First Deposit Entities are usable in the ordinary course of business consistent with First Deposit's past practices.

          (b) All Assets which are material to First Deposit's business on a consolidated basis, held under leases or subleases by any of the First Deposit Entities, are held under valid Contracts enforceable against First Deposit in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and, assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect.

          (c) First Deposit Entities currently maintain the insurance policies described in Section 5.10(c) of the First Deposit Disclosure Memorandum. None of the First Deposit Entities has received written notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no written notices of claims in excess of such amounts have been given by any First Deposit Entity under such policies.

          (d) The Assets of the First Deposit Entities include all material Assets required to operate the business of the First Deposit Entities as presently conducted.

     5.11  Intellectual Property. Each First Deposit Entity owns or has a
           ---------------------
license to use all of the Intellectual Property used by such First Deposit Entity in the ordinary course of its business. Each First Deposit Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such First Deposit Entity in connection with such First Deposit Entity's business operations, and such First Deposit Entity has the right to convey by sale or license any Intellectual Property so conveyed. No First Deposit Entity is in material Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or, to the Knowledge of First Deposit, threatened, which challenge the rights of any First Deposit Entity with respect to Intellectual Property used, sold or licensed by such First Deposit Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of First Deposit, the conduct of the business of the First Deposit Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.11 of the First Deposit Disclosure Memorandum, no First Deposit Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

     5.12  Environmental Matters.
           ---------------------

           (a) Except as disclosed in Section 5.12 of the First Deposit Disclosure Memorandum, to the Knowledge of First Deposit, each First Deposit Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect.

           (b) There is no Litigation pending or, to the Knowledge of First Deposit, threatened, before any court, governmental agency, or authority or other forum in which any First Deposit Entity or any of its Operating Properties or Participation Facilities (or First Deposit in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any First Deposit Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect, nor, to the Knowledge of First Deposit, is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect.

           (c) Except as disclosed in Section 5.12 of the First Deposit Disclosure Memorandum, during the period of (i) any First Deposit Entity's ownership or operation of any of their respective current Assets, or (ii) any First Deposit Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of First Deposit, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect. Except as disclosed in Section 5.12 of the First Deposit Disclosure Memorandum, prior to the period of (i) any First Deposit Entity's ownership or operation of any of their respective current properties, (ii) any First Deposit Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of First Deposit, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect.

     5.13  Compliance with Laws. Each First Deposit Entity has in effect all
           --------------------
Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect, and, to the Knowledge of First Deposit, there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect. Except as disclosed in Section 5.13 of the First Deposit Disclosure Memorandum, none of the First Deposit Entities:

           (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

           (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect; or

           (c) since January 1, 1998, has received any written notification or written communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any First Deposit Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect, or (iii) requiring any First Deposit Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to CFB.

     5.14  Labor Relations. No First Deposit Entity is the subject of any
           ---------------
Litigation asserting that it or any other First Deposit Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other First Deposit Entity to bargain with any labor organization as to wages or conditions of employment, nor is any First Deposit Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any First Deposit Entity, pending or threatened, or to the Knowledge of First Deposit, is there any activity involving any First Deposit Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.15  Employee Benefit Plans.
           ----------------------

           (a) First Deposit has disclosed in Section 5.15 of the First Deposit Disclosure Memorandum, and has delivered or made available to CFB prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any First Deposit Entity or ERISA Affiliate (as defined in subparagraph (c) below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, "First Deposit Benefit Plans"). Each First Deposit Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "First Deposit ERISA Plan." No First Deposit ERISA Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

           (b) All First Deposit Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect. Except as disclosed in Section 5.15 of the First Deposit Disclosure Memorandum, each First Deposit ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and First Deposit has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of First Deposit, no First Deposit Entity has engaged in a transaction with respect to any First Deposit Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any First Deposit Entity to a Tax imposed by either
Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect.

           (c) No First Deposit Entity or any entity which is considered one employer with First Deposit under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (an "ERISA Affiliate") currently sponsors, maintains or makes contributions to (or has ever in the past sponsored, maintained or made contributions to) a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code). No First Deposit ERISA Plan is subject to the minimum funding requirements of Section 412 of the Internal Revenue Code or the requirements of Title IV of ERISA.

           (d) Except as disclosed in Section 5.15 of the First Deposit Disclosure Memorandum, no First Deposit Entity has any Liability for retiree health and life benefits under any of the First Deposit Benefit Plans and there are no restrictions on the rights of such First Deposit Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a First Deposit Material Adverse Effect.

           (e) Except as disclosed in Section 5.15 of the First Deposit Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any First Deposit Entity from any First Deposit Entity under any First Deposit Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any First Deposit Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect.

           (f) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any First Deposit Entity and their respective beneficiaries have been fully reflected on the First Deposit Financial Statements to the extent required by and in accordance with GAAP.

           (g) To the best of First Deposit's knowledge and belief, none of its employees, officers or other participants, or their respective dependents, have any long-term disability or condition which, in the reasonable judgment of First Deposit, would materially adversely affect the claims experience and/or costs of any employee benefit plan or insurance.

     5.16  Material Contracts. Except as disclosed in Section 5.16 of the First
           ------------------
Deposit Disclosure Memorandum or otherwise reflected in the First Deposit Financial Statements, none of the First Deposit Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any First Deposit Entity or the guarantee by any First Deposit Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, Federal Home Loan Bank advances and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any First Deposit Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among the First Deposit Entities, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any First Deposit Entity, (vi) any exchange traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, and (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by First Deposit with the SEC as of the date of this Agreement (together with all Contracts referred to in Sections 5.10 and 5.15(a), the "First Deposit Contracts"). With respect to each First Deposit Contract and except as disclosed in Section 5.16 of the First Deposit Disclosure Memorandum: (i) assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect; (ii) no First Deposit Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect; (iii) no First Deposit Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of First Deposit, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect, or has repudiated or waived any material provision thereunder. Except as disclosed in Section 5.16 of the First Deposit Disclosure Memorandum, no officer, director or employee of any First Deposit Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any First Deposit Entity. All of the indebtedness of any First Deposit Entity for money borrowed (excluding deposits obtained in the ordinary course of business) is prepayable at any time by such First Deposit Entity without penalty or premium.

     5.17  Legal Proceedings. There is no Litigation instituted or pending or,
           -----------------
to the Knowledge of First Deposit, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any First Deposit Entity, or against any director, employee or employee benefit plan (acting in such capacity) of any First Deposit Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any First Deposit Entity, that are reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect.
Section 5.17 of the First Deposit Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any First Deposit Entity is a party and which names a First Deposit Entity as a defendant or cross-defendant or for which, to the Knowledge of First Deposit, any First Deposit Entity has any potential Liability.

     5.18  Reports. Since January 1, 1998, or the date of organization if later,
           -------
each First Deposit Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities, except for such filings which the failure to so file is not reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.19  Statements True and Correct. No statement, certificate, instrument,
           ---------------------------
or other writing furnished or to be furnished by any First Deposit Entity to CFB pursuant to this

Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any First Deposit Entity for inclusion in the registration statement to be filed by CFB with the SEC in accordance with
Section 8.1 will, when such registration statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. All documents that any First Deposit Entity is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law. No documents to be filed by a First Deposit Entity with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.20  Tax and Regulatory Matters. No First Deposit Entity has taken or
           --------------------------
agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     5.21  Charter Provisions. Each First Deposit Entity has taken all action so
           ------------------
that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Articles of Incorporation, Bylaws or other governing instruments of any First Deposit Entity or restrict or impair the ability of CFB or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any First Deposit Entity that may be directly or indirectly acquired or controlled by them.

     5.22  Board Recommendation
           --------------------

     The Board of Directors of First Deposit, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of First Deposit Common Stock approve this Agreement.

     5.23  Insurance Coverage and Claims. First Deposit has a directors' and
           -----------------------------
officers' liability insurance polity in effect. There are no outstanding claims filed or to be filed by any First Deposit Entity or director, officer or employee of any First Deposit Entity under First Deposit's directors' and officers' liability insurance or fidelity bond, nor has there been any occurrence or incident that would require the filing of a Suspicious Activity Report with any regulatory authority.

     5.24  The ESOP.
           --------

           (a) Since its establishment by First Deposit, through and including the Closing Date, the ESOP and its related trust have continuously met, and will meet without exception as of the Closing Date, all applicable requirements of qualification and exemption from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, respectively, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect. Since its establishment by First Deposit, through and including the Closing Date, the ESOP and its related trust have continuously complied with all of the requirements of Section 4975 of the Internal Revenue Code and of ERISA.

          (b) The ESOP constitutes an "employee stock ownership plan," as defined in Section 4975(e)(7) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder, and as defined in Section 407(d)(6) of ERISA.

           (c) All employer securities of First Deposit held by the ESOP constitute "qualifying employer securities," within the meaning of Section 4975(e)(8) of the Internal Revenue Code and Section 407(d)(5) of ERISA.

           (d) None of the employer securities held by the ESOP is subject to the limitations of Sections 1042(b)(2) or 1042(b)(4) of the Internal Revenue Code, nor are allocations of such securities limited under Section 409(n) of the Internal Revenue Code, nor will the Merger nor the related transactions contemplated by this Agreement create any excise taxation under Section 4978(a) of the Internal Revenue Code. Except as set forth in Section 5.24 of the First Deposit Disclosure Memorandum, on the Closing Date, all employer securities held by the ESOP on that date shall have been allocated to the accounts of participants and beneficiaries.

           (e) Those shares of First Deposit Common Stock held by the ESOP that have not been allocated to the accounts of participants and beneficiaries are the subject of a valid and enforceable security interest in favor of First Deposit.

           (f) No opinion, correspondence or other communication, whether written or otherwise, has been received by First Deposit or any of its agents, affiliates, associates, officers or directors, or any fiduciary of the ESOP, from the United States Department of Labor, the Internal Revenue Service or any other federal or state governmental or regulatory agency, body or authority, to the effect that constituted a violation of or resulted in any liability under ERISA or the Internal Revenue Code.

           (g) The ESOP participants and beneficiaries are entitled to direct the Trustee as to the exercise of all voting rights attributable to the shares of First Deposit Common Stock then allocated to their respective ESOP accounts with respect to the Merger, and such direction shall be accomplished in a form and manner that meets the requirements of ERISA and applicable state and federal laws and consistent with the ESOP Documents, as amended as necessary to satisfy the provisions of this Agreement, including this Subsection (g).

                                  ARTICLE 6.
              REPRESENTATIONS AND WARRANTIES OF CFB AND THE BANK
              --------------------------------------------------

     CFB and the Bank hereby represents and warrants to First Deposit and Douglas as follows:

     6.1  Organization, Standing, and Power. CFB is a corporation and the Bank
          ---------------------------------
is a bank duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and both have the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. CFB is duly qualified or licensed to transact business as a foreign corporation in good standing in the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect. The minute book and other organizational documents for CFB and the Bank have been made available to First Deposit for its review and, except as disclosed in Section 6.1 of the CFB Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     6.2  Authority of CFB and the Bank; No Breach By Agreement.
          -----------------------------------------------------

          (a) CFB and the Bank have the corporate power and authority necessary to execute, deliver, and perform their obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CFB and the Bank, subject to the approval of this Agreement by the holders of a majority of the outstanding voting stock of CFB. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of CFB and the Bank, enforceable against CFB and the Bank in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by CFB and the Bank, nor the consummation by CFB and the Bank of the transactions contemplated hereby, nor compliance by CFB and the Bank with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of CFB's Articles of Incorporation or Bylaws, or the Charter, Articles of Incorporation, or Bylaws of any CFB Subsidiary or any resolution adopted by the board of directors or the shareholders of any CFB Entity, or (ii) except as disclosed in Section 6.2 of the CFB Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any CFB Entity under, any Contract or Permit of any CFB Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under or require any Consent pursuant to, any Law or Order applicable to any CFB Entity or any of their respective material Assets (including any First Deposit Entity or any CFB Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any First Deposit Entity or any CFB Entity being reassessed or revalued by any Taxing authority).

          (c) Other than in connection or compliance with the provisions of applicable federal banking laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by CFB of the Merger and the other transactions contemplated in this Agreement.

     6.3  Capital Stock.
          -------------

          (a) As of the date of this Agreement, the authorized capital stock of CFB consists of 10,000,000 shares of CFB Common Stock, of which 3,282,054 shares are issued and outstanding and 2,944,789 are outstanding as treasury shares. All of the issued and outstanding shares of capital stock of CFB are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of CFB has been issued in violation of any preemptive rights of the current or past shareholders of CFB.

          (b) Except as set forth in Section 6.3(a), or as disclosed in Section 6.3(b) of the CFB Disclosure Memorandum, there are no shares of capital stock or other equity securities of CFB outstanding and no outstanding Equity Rights relating to the capital stock of CFB.

     6.4  CFB Subsidiaries. CFB has disclosed in Section 6.4 of the CFB
          ----------------
Disclosure Memorandum all of the CFB Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the CFB Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 6.4 of the CFB Disclosure Memorandum, CFB or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each CFB Subsidiary. No capital stock (or other equity interest) of any CFB Subsidiary is or may become required to be issued (other than to another CFB Entity) by reason of any Equity Rights, and there are no Contracts by which any CFB Subsidiary is bound to issue (other than to another CFB Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any CFB Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any CFB Subsidiary (other than to another CFB Entity). There are no Contracts relating to the rights of any CFB Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any CFB Subsidiary. All of the shares of capital stock (or other equity interests) of each CFB Subsidiary held by a CFB Entity are fully paid and (except pursuant to 12 U.S.C. Section 55 in the case of national banks and comparable, applicable State Law, if any, in the case of State depository institutions) nonassessable and are owned by the CFB Entity free and clear of any Lien. Except as disclosed in Section 6.4 of the CFB Disclosure Memorandum, each CFB Subsidiary is either a bank, savings association or a corporation, and is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each CFB Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect. Each CFB Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The minute book and other organizational documents for each CFB Subsidiary have been made available to First Deposit for its review, and, except as disclosed in Section 6.4 of the CFB Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     6.5  Financial Statements. Each of the CFB Financial Statements (including,
          --------------------
in each case, any related notes) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the consolidated financial position of CFB and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     6.6  Absence of Undisclosed Liabilities. No CFB Entity has any Liabilities
          ----------------------------------
that are reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of CFB as of September 30, 2000, included in the CFB Financial Statements or reflected in the notes thereto. No CFB Entity has incurred or paid any Liability since September 30, 2000, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     6.7  Absence of Certain Changes or Events. Since September 30, 2000,
          ------------------------------------
except as disclosed in the CFB Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.7 of the CFB Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect, and (ii) CFB Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of CFB provided in Article 7.

     6.8  Tax Matters.
          -----------

          (a) All Tax Returns required to be filed by or on behalf of any CFB Entities have been timely filed or requests for extensions have been timely filed, granted, and, to the Knowledge of CFB, have not expired for such periods, except to the extent that all such failures to file, taken together, are not reasonably likely to have a CFB Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a CFB Material Adverse Effect, except as reserved against in the CFB Financial Statements delivered prior to the date of this Agreement or as disclosed in
Section 6.8 of the CFB Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of CFB Entities, except for any such Liens which are not reasonably likely to have a CFB Material Adverse Effect or with respect to which the Taxes are not yet due and payable.

          (b) None of the CFB Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

          (c) The provision for any Taxes due or to become due for any of the CFB Entities for the period or periods through and including the date of the respective CFB Financial Statements that has been made and is reflected on such CFB Financial Statements is sufficient to cover all such Taxes.

          (d) Deferred Taxes of CFB Entities have been provided for in accordance with GAAP.

          (e) Except as disclosed in Section 6.8 of the CFB Disclosure Memorandum, none of the CFB Entities is a party to any Tax allocation or sharing agreement and none of CFB Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was CFB) or has any Liability for Taxes of any Person (other than CFB and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

          (f) Each of the CFB Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-
9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect.

          (g) Except as disclosed in Section 6.8 of the CFB Disclosure Memorandum, none of the CFB Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 28OG or 162(m) of the Internal Revenue Code.

          (h) Exclusive of the Merger, there has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of CFB Entities that occurred during or after any Taxable Period in which CFB Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 2000.

          (i) No CFB Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

          (j) All material elections with respect to Taxes affecting CFB Entities have been or will be timely made.

     6.9  Allowance for Possible Loan Losses. The allowance for possible loan
          ----------------------------------
or credit losses (the "Allowance") shown on the consolidated balance sheets of CFB included in the most recent CFB Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of CFB included in the CFB Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of CFB Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by CFB Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a CFB Material Adverse Effect.

     6.10 Assets.
          ------

          (a) Except as disclosed in Section 6.10 of the CFB Disclosure Memorandum or as disclosed or reserved against in the CFB Financial Statements delivered prior to the date of this Agreement, CFB Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a CFB Material Adverse Effect. All tangible properties used in the businesses of the CFB Entities are usable in the ordinary course of business consistent with CFB's past practices.

          (b) All Assets which are material to CFB's business on a consolidated basis, held under leases or subleases by any of the CFB Entities, are held under valid Contracts enforceable against CFB in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and, assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect.

          (c) CFB Entities currently maintain the insurance policies described in Section 6.10(c) of the CFB Disclosure Memorandum. None of the CFB Entities has received written notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no written notices of claims in excess of such amounts have been given by any CFB Entity under such policies.

          (d) The Assets of the CFB Entities include all material Assets required to operate the business of the CFB Entities as presently conducted.

     6.11 Intellectual Property. Each CFB Entity owns or has a license to use
          ---------------------
all of the Intellectual Property used by such CFB Entity in the ordinary course of its business. Each CFB Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such CFB Entity in connection with such CFB Entity's business operations, and such CFB Entity has the right to convey by sale or license any Intellectual Property so conveyed. No CFB Entity is in material Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or, to the Knowledge of CFB, threatened, which challenge the rights of any CFB Entity with respect to Intellectual Property used, sold or licensed by such CFB Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of CFB, the conduct of the business of the CFB Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 6.11 of the CFB Disclosure Memorandum, no CFB Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

     6.12  Environmental Matters.
           ---------------------

           (a) Except as disclosed in Section 6.12 of the CFB Disclosure Memorandum, to the Knowledge of CFB, each CFB Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect.

           (b) There is no Litigation pending or, to the Knowledge of CFB, threatened, before any court, governmental agency, or authority or other forum in which any CFB Entity or any of its Operating Properties or Participation Facilities (or CFB in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any CFB Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect, nor, to the Knowledge of CFB, is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect.

           (c) Except as disclosed in Section 6.12 of the CFB Disclosure Memorandum, during the period of (i) any CFB Entity's ownership or operation of any of their respective current Assets, or (ii) any CFB Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of CFB, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect. Except as disclosed in Section 6.12 of the CFB Disclosure Memorandum, prior to the period of (i) any CFB Entity's ownership or operation of any of their respective current properties, (ii) any CFB Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of CFB, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect.

     6.13  Compliance with Laws. Each CFB Entity has in effect all Permits
           --------------------
necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect, and, to the Knowledge of CFB, there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect. Except as disclosed in Section 6.13 of the CFB Disclosure Memorandum, none of the CFB
Entities:

          (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

          (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect; or

          (c) since January 1, 1998, has received any written notification or written communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any CFB Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect, or (iii) requiring any CFB Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to First Deposit.

    6.14  Labor Relations. No CFB Entity is the subject of any Litigation
          ---------------
asserting that it or any other CFB Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other CFB Entity to bargain with any labor organization as to wages or conditions of employment, nor is any CFB Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any CFB Entity, pending or threatened, or to the Knowledge of CFB, is there any activity involving any CFB Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

    6.15  Employee Benefit Plans.
          ----------------------

          (a) CFB has disclosed in Section 6.15 of the CFB Disclosure Memorandum, and has delivered or made available to First Deposit prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any CFB Entity or ERISA Affiliate (as defined in subparagraph (c) below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, "CFB Benefit Plans"). Each CFB Benefit Plan which is an "employee pension benefit plan," as that term is defined in

Section 3(2) of ERISA, is referred to herein as a "CFB ERISA Plan." No CFB ERISA Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (b) To the Knowledge of CFB, all CFB Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect. Except as disclosed in Section 6.15 of the CFB Disclosure Memorandum, each CFB ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and CFB has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of CFB, no CFB Entity has engaged in a transaction with respect to any CFB Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any CFB Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect.

          (c) No CFB Entity or any entity which is considered one employer with CFB under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or
Section 302 of ERISA (an "ERISA Affiliate") currently sponsors, maintains, or makes contributions to a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code). No CFB ERISA Plan is subject to the minimum funding requirements of Section 412 of the Internal Revenue Code or the requirements of Title IV of ERISA.

          (d) Except as disclosed in Section 6.15 of the CFB Disclosure Memorandum, no CFB Entity has any Liability for retiree health and life benefits under any of the CFB Benefit Plans and there are no restrictions on the rights of such CFB Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a CFB Material Adverse Effect.

          (e) Except as disclosed in Section 6.15 of the CFB Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any CFB Entity from any CFB Entity under any CFB Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any CFB Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect.

          (f) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any CFB Entity and their respective beneficiaries have been fully reflected on the CFB Financial Statements to the extent required by and in accordance with GAAP.

          (g) To the best of CFB's knowledge and belief, none of its employees, officers or other participants, or their respective dependents, have any long-term disability or condition which, in the reasonable judgment of CFB, would materially adversely affect the claims experience and/or costs of any employee benefit plan or insurance maintained by or through any First Deposit Entity.

     6.16 Material Contracts. Except as disclosed in Section 6.16 of the CFB
          ------------------
Disclosure Memorandum or otherwise reflected in the CFB Financial Statements, none of the CFB Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any CFB Entity or the guarantee by any CFB Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, Federal Home Loan Bank advances and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any CFB Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among the CFB Entities, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any CFB Entity, (vi) any exchange traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, and (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by CFB with the SEC as of the date of this Agreement (together with all Contracts referred to in Sections 6.10 and 6.15(a), the "CFB Contracts"). With respect to each CFB Contract and except as disclosed in Section 6.16 of the CFB Disclosure
Memorandum: (i) assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect; (ii) no CFB Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect;
(iii) no CFB Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of CFB, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect, or has repudiated or waived any material provision thereunder. Except as disclosed in Section 6.16 of the CFB Disclosure Memorandum, no officer, director or employee of any CFB Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any CFB Entity. All of the indebtedness of any CFB Entity for money borrowed (excluding deposits obtained in the ordinary course of business) is prepayable at any time by such CFB Entity without penalty or premium.

     6.17 Legal Proceedings. There is no Litigation instituted or pending or, to
          -----------------
the Knowledge of CFB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any CFB Entity, or against any director, employee or employee benefit plan (acting in such capacity) of any CFB Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect, nor are there any

Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any CFB Entity, that are reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect. Section
6.17 of the CFB Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any CFB Entity is a party and which names a CFB Entity as a defendant or cross-defendant or for which, to the Knowledge of CFB, any CFB Entity has any potential Liability.

     6.18 Reports. Since January 1, 1998, or the date of organization if later,
          -------
each CFB Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities, except for such filings which the failure to so file is not reasonably likely to have, individually or in the aggregate, a CFB Material Adverse Effect. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.19 Statements True and Correct. No statement, certificate, instrument, or
          ---------------------------
other writing furnished or to be furnished by any CFB Entity to First Deposit pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any CFB Entity for inclusion in the registration statement to be filed by First Deposit with the SEC in accordance with Section 8.1 will, when such registration statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. All documents that any CFB Entity is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law. No documents to be filed by a CFB Entity with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.20 Tax and Regulatory Matters. No CFB Entity has taken or agreed to take
          --------------------------
any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     6.21 Charter Provisions. Each CFB Entity has taken all action so that the
          ------------------
entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Articles of Incorporation, Bylaws or other governing instruments of any CFB Entity or restrict or impair the ability of First Deposit or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any CFB Entity that may be directly or indirectly acquired or controlled by them.

     6.22 Board Recommendation
          --------------------

     The Board of Directors of CFB, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of CFB Common Stock approve this Agreement.

     6.23 Insurance Coverage and Claims. CFB has a directors' and officers'
          -----------------------------
liability insurance polity in effect. There are no outstanding claims filed or to be filed by any CFB Entity or director, officer or employee of any CFB Entity under CFB's directors' and officers' liability insurance or fidelity bond, nor has there been any occurrence or incident that would require the filing of a Suspicious Activity Report with any regulatory authority.


                                  ARTICLE 7.
                   CONDUCT OF BUSINESS PENDING CONSUMMATION
                   ----------------------------------------

     7.1  Affirmative Covenants of First Deposit. From the date of this
          --------------------------------------
Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of CFB shall have been obtained, and except as may result from the conversion of Douglas from a federal savings association to a Georgia-chartered commercial bank or as otherwise expressly contemplated herein, First Deposit shall, and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of
Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.2  Negative Covenants of First Deposit. From the date of this Agreement
          -----------------------------------
until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of CFB shall have been obtained, and except as may result from the conversion of Douglas from a federal savings association to a Georgia-chartered commercial bank or as otherwise expressly contemplated herein, First Deposit covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

          (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any First Deposit entity, or

          (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a First Deposit Entity to another First Deposit Entity) in excess of an aggregate of $100,000 (for First Deposit Entities on a consolidated basis) except in the ordinary course of the business of the First Deposit Subsidiaries consistent with past practices (which shall include, for the First Deposit Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any First Deposit Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in Section 7.2(b) of the First Deposit Disclosure Memorandum); however, in no event shall First Deposit incur any additional debt or other obligation for borrowed money, nor shall Douglas receive advances from the Federal Home Loan Bank in an amount in excess of 110% of its aggregate outstanding advances at December 31, 2000; or

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any First Deposit Entity, or declare or pay any dividend or make any other distribution in respect of First Deposit's capital stock or take any other action which would cause the cash on hand at First Deposit to be less than the lesser of $5,000,000 or the amount on hand at December 31, 2000; provided, however, that First Deposit may (to the extent legally and
--------  -------
contractually permitted to do so) pay a quarterly dividend of up to $0.08 per share for the fourth quarter of 2000 and for each quarter of 2001 (except for any quarter during which the Effective Time occurs, provided that the First Deposit shareholders will receive the CFB dividend for such quarter) on the shares of First Deposit Common Stock; or

          (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the First Deposit Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of First Deposit Common Stock or any other capital stock of any First Deposit Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

          (e) adjust, split, combine or reclassify any capital stock of any First Deposit Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of First Deposit Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of any First Deposit Subsidiary (unless any such shares of stock are sold or otherwise transferred to another First Deposit Entity); or

          (f) except for loans made in the ordinary course of its business, make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned First Deposit Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

          (g) grant any increase in compensation or benefits to the employees or officers of any First Deposit Entity, except in accordance with past practice specifically disclosed in Section 7.2(g) of the First Deposit Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the First Deposit Disclosure Memorandum; and enter into or amend any severance agreements with officers of any First Deposit Entity; grant any increase in fees or other increases in compensation or other benefits to directors of any First Deposit Entity except in accordance with past practice disclosed in Section 7.2(g) of the First Deposit Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

          (h) enter into or amend any employment Contract between any First Deposit Entity and any Person (unless such amendment is required by Law) that the First Deposit Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i) adopt any new employee benefit plan of any First Deposit Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any First Deposit Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

          (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

          (k) commence any Litigation other than in accordance with past practice or except as set forth in Section 7.2(k) of the First Deposit Disclosure Memorandum, settle any Litigation involving any Liability of any First Deposit Entity for material money damages or restrictions upon the operations of any First Deposit Entity; or

          (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

     7.3  Affirmative Covenants of CFB. From the date of this Agreement until
          ----------------------------
the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of First Deposit shall have been obtained, and except as otherwise expressly contemplated herein, CFB shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of
Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.4  Negative Covenants of CFB. From the date of this Agreement until the
          -------------------------
earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of First Deposit shall have been obtained, and except as otherwise expressly contemplated herein, CFB covenants and agrees that it will not amend the Articles of Incorporation or Bylaws of CFB in any manner adverse to the holders of First Deposit Common Stock, or take any action which will materially adversely impact the ability of CFB Entities to consummate the transactions contemplated by this Agreement.

     7.5  Adverse Changes in Condition. Each of CFB and First Deposit agrees to
          ----------------------------
give written notice promptly to the other upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect or a CFB Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.6  Reports. Each of CFB and First Deposit and their Subsidiaries shall
          -------
file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other copies of all such periodic reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                  ARTICLE 8.
                             ADDITIONAL AGREEMENTS
                             ---------------------

     8.1  Registration Statement. As soon as practicable after execution of this
          ----------------------
Agreement, CFB shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or Securities Laws in connection with the issuance of the shares of CFB Common Stock upon consummation of the Merger. First Deposit shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as CFB may reasonably request in connection with such action. CFB and First Deposit shall make all necessary filings with respect to the Merger under the Securities Laws.

     8.2  Nasdaq Listing. CFB shall use its reasonable efforts to list, prior to
          --------------
the Effective Time, on the Nasdaq National Market the shares of CFB Common Stock to be issued to the holders of First Deposit Common Stock pursuant to the Merger, and CFB shall give all notices and make all filings with the NASD required in connection with the transactions contemplated herein.

     8.3  Shareholder Approval.
          --------------------

          (a) First Deposit shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, the Board of Directors of First Deposit shall recommend to its shareholders, subject to the conditions in such authorization and recommendation by the Board of Directors, the approval of the matters submitted for approval (subject to the Board of Directors of First Deposit, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would constitute a breach of fiduciary duties of the members of such Board of Directors to First Deposit's shareholders, under applicable law), and the Board of Directors and officers of First Deposit shall use their reasonable efforts to obtain such shareholders' approval (subject to the Board of Directors of First Deposit, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the taking of such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to the First Deposit shareholders, under applicable law).

          (b) CFB shall call a Shareholders' Meeting to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting on approval of the issuance of shares of CFB Common Stock pursuant to the Agreement, as required by law, by the provisions of any governing instruments, or by the rules of the NASD.

     8.4  Applications. CFB shall promptly prepare and file, and First Deposit
          ------------
shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement, including without limitation, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the Georgia Department of Banking and Finance, seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

     8.5  Filings with State Offices. Upon the terms and subject to the
          --------------------------
conditions of this Agreement, CFB shall cause to be filed the Certificate of Merger with the Secretary of State of the State of Georgia.

     8.6  Agreement as to Efforts to Consummate. Subject to the terms and
          -------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.7  Investigation and Confidentiality.
          ---------------------------------

          (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby, and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of any other Party.

          (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

          (c) Each Party shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to such Party to preserve the confidentiality of the information relating to such Party and its Subsidiaries provided to such Persons and their Affiliates and Representatives.

          (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a First Deposit Material Adverse Effect or a CFB Material Adverse Effect, as applicable.

     8.8  Press Releases. Prior to the Effective Time, First Deposit and CFB
          --------------
shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.8 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.9  Certain Actions. Except with respect to this Agreement and the
          ---------------
transactions contemplated hereby, no First Deposit Entity nor any Representatives thereof retained by any First Deposit Entity shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent the Board of Directors of First Deposit, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the failure to take such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to First Deposit's shareholders, under applicable Law, no First Deposit Entity or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but First Deposit may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations. First Deposit shall promptly advise CFB following the receipt of any Acquisition Proposal and the details thereof, and advise CFB of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. First Deposit shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause its Representatives not to engage in any of the foregoing.

     8.10 Tax Treatment. Each of the Parties undertakes and agrees to use its
          -------------
reasonable efforts to cause the Merger to, and to take no action which would cause the Merger not to, qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.11 Charter Provisions. Each Party shall take, and shall cause its
          ------------------
Subsidiaries to take, all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the charter, articles of incorporation, bylaws or other governing instruments of such Party or any of its Subsidiaries or restrict or impair the ability of CFB or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any First Deposit Entity that may be directly or indirectly acquired by them.

     8.12 Agreements of Affiliates. First Deposit has disclosed in Section 8.12
          ------------------------
of the First Deposit Disclosure Memorandum each Person whom it reasonably believes is an "affiliate" of First Deposit for purposes of Rule 145 under the 1933 Act. First Deposit shall use its reasonable efforts to cause each such Person to deliver to CFB not later than 30 days after the date of this Agreement a written agreement, substantially in the form of Exhibit 1, providing that such
                                                  ---------
Person will not sell, pledge, transfer, or otherwise dispose of the shares of the First Deposit Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of CFB Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. CFB shall be entitled to place restrictive legends upon certificates for shares of CFB Common Stock issued to affiliates of First Deposit pursuant to this Agreement to enforce the provisions of this Section 8.12. CFB shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of CFB Common Stock by such affiliates.

     8.13 Employee Benefits and Contracts.
          -------------------------------

          (a) Following the Effective Time, CFB shall either (i) continue to provide to officers and employees of the First Deposit Entities employee benefits under First Deposit's existing employee benefit and welfare plans or,
(ii) if CFB shall determine to provide to officers and employees of the First Deposit Entities employee benefits under other employee benefit plans and welfare plans, provide generally to officers and employees of the First Deposit Entities employee benefits under employee benefit and welfare plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the CFB Entities to their similarly situated officers and employees. Any severance benefits provided to First Deposit Entities' officers and employees shall be in accordance with the existing CFB policy regarding severance benefits. For purposes of participation and vesting (but not accrual of benefits) under CFB's employee benefit plans, (i) service under any qualified defined benefit plan of First Deposit shall be treated as service under CFB's defined benefit plan, if any, (ii) service under any qualified defined contribution plans of First Deposit shall be treated as service under CFB's qualified defined contribution plans, and (iii) service under any other employee benefit plans of First Deposit shall be treated as service under any similar employee benefit plans maintained by CFB. With respect to officers and employees of the First Deposit Entities who, at or after the Effective Time, become employees of a CFB Entity and who, immediately prior to the Effective Time, are participants in one or more employee welfare benefit plans maintained by the First Deposit Entities, CFB shall cause each comparable employee welfare benefit plan which is substituted for a First Deposit welfare benefit plan to waive any evidence of insurability or similar provision, to provide credit for such participation prior to such substitution with regard to the application of any pre-existing condition limitation, and to provide credit towards satisfaction of any deductible or out-of-pocket provisions for expenses incurred by such participants during the period prior to such substitution, if any, that overlaps with the then current plan year for each such substituted employee welfare benefit plans. CFB also shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.13 of the First Deposit Disclosure Memorandum to CFB between any First Deposit Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the First Deposit Benefit Plans.

            (b) CFB shall honor the terms of the existing Employment Agreements by and between First Deposit, Alpha A Fowler, Jr., J. David Higgins, John L. King, Patricia Owen and Michael Coggin.

            (c) First Deposit shall take all appropriate action to amend and restate the ESOP as a tax-qualified profit sharing plan that may invest up to one hundred percent (100%) of its assets in employer securities, within the meaning of Section 407 of ERISA, but that is not required to invest all or any portion of its assets in such securities and shall then immediately terminate the amended and restated profit sharing plan, with both the amendment and restatement and the termination effective, in the order prescribed, immediately after the Effective Time. Prior to the Effective Time, First Deposit shall effect such amendments to the ESOP loan documents so that the actions contemplated by this Section 8.13(c) are not inconsistent with any of the provisions of such loan documents, as so amended.

     8.14   Directors' and Officers' Protection.  CFB shall provide and keep in
            -----------------------------------
force for a period of five (5) years after the Effective Time directors' and officers' liability insurance providing coverage to directors and officers of First Deposit for acts or omissions occurring prior to the Effective Time. CFB shall use its best efforts to continue coverage under the existing First Deposit directors' and officers' liability insurance policy and First Deposit will use its best efforts to obtain a "tail rider" under such policy. Such insurance shall provide at least the same coverage and amounts as contained in First Deposit's policy on the date hereof except that in no event shall the annual premium on such policy exceed 150 percent of the annual premium on First Deposit's policy in effective as of the date hereof (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, CFB shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount. Notwithstanding the foregoing, CFB further agrees to indemnify all individuals who are or have been officers, directors or employees of First Deposit or any First Deposit subsidiary prior to the Effective Time from any acts or omissions in such capacities prior to the Effective Time to the extent that such indemnification is provided pursuant to the Articles of Incorporation of First Deposit or the governing instruments of the First Deposit subsidiaries on the date hereof and is permitted under the GBCC.

     8.15   Merger Procedures Applicable to ESOP.
            ------------------------------------

            (a)  Participant Voting. Each ESOP participant and beneficiary will
                 ------------------
be asked to instruct the Trustee, as the sole shareholder of shares of First Deposit Common Stock held by the ESOP, to vote the shares of First Deposit Common Stock held by the ESOP and allocated to such person's ESOP account either for or against the Merger and to provide instructions as to the form of payment of that portion of the Merger Consideration allocable to him or her as contemplated by Section 3.1 (c) of this Agreement. The Trustee will conduct the vote of the participants and beneficiaries in compliance with all requirements of ERISA and applicable state and federal laws and consistent with the provisions of the ESOP Documents, as amended as necessary to satisfy the provisions of this Agreement, including this Subsection (a). ESOP participants and beneficiaries will have a minimum of ten
(10) business days after delivery of the Memorandum to ESOP Participants and Beneficiaries within which to respond to the Trustee, all on such terms and conditions as are consistent with this Agreement and the Trustee's discretion.

            (b)  Confidentiality of ESOP Participant and Beneficiary
                 ---------------------------------------------------
Instructions. If the Trustee is either not an independent third party or not
------------
composed of a committee consisting exclusively of nonemployee members of the Board of Directors of First Deposit, the Memorandum to ESOP Participants and Beneficiaries shall inform participants and beneficiaries that their instructions shall be kept confidential such that no officer, director or employee shall be made aware of the instructions given by any participant or beneficiary. To that effect, participants and beneficiaries shall be advised in the Memorandum to ESOP Participants and Beneficiaries to deliver their written instructions to an independent third party so that the third party may compile the results and inform the Trustee of the aggregate results without divulging to the Trustee the particular instructions given by any individual participant or beneficiary.

            (c)  Vote of Trustee as Shareholder. The Trustee will honor the
                 ------------------------------
instructions of the ESOP participants and beneficiaries provided in accordance with Subsection (a) above and will vote the shares of First Deposit Common Stock allocated to the account of each participant and beneficiary and will request the form of Merger Consideration in accordance with the collective instructions of such participants and beneficiaries, subject to the Trustee's fiduciary duties under ERISA. The Trustee will vote any shares of First Deposit Common Stock held by the ESOP that are not allocated to the accounts of participants and beneficiaries and also will vote those shares of First Deposit Common Stock allocated to the accounts of ESOP participants and beneficiaries for which no instructions are received, subject to the Trustee's fiduciary duties under ERISA.

     8.16   Information to ESOP Participants and Beneficiaries.
            --------------------------------------------------

            (a) First Deposit, with the assistance and approval of the Trustee, shall prepare a Memorandum to ESOP Participants and Beneficiaries attaching the same disclosure materials as will be provided to First Deposit shareholders generally in order to inform ESOP participants and beneficiaries with respect to their right to direct the Trustee in voting of the shares of First Deposit Common Stock allocated to the accounts of such participants and beneficiaries regarding the Merger.

            (b) The Trustee shall provide each ESOP participant or, if applicable, beneficiary with a copy of the Memorandum to ESOP Participants and Beneficiaries and related disclosure materials and shall request instructions from each such person as to how such person directs the Trustee to vote the shares of First Deposit Common Stock allocated to such person's account with respect to the Merger. The Memorandum to ESOP Participants and Beneficiaries shall provide that, in the event that no direction is received from a participant or beneficiary, the Trustee will vote the shares of First Deposit Common Stock allocated to the account of such person in the Trustee's discretion.

            (c) First Deposit shall provide CFB and the Trustee with a proposed final draft of the Memorandum to Participants and Beneficiaries at least five
(5) business days prior to the date of the final printing of the document to allow CFB and the Trustee the opportunity to review and comment on the inclusiveness of the contents of the Memorandum to ESOP Participants and Beneficiaries.


                                  ARTICLE 9.
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

     9.1    Conditions to Obligations of Each Party.  The respective obligations
            ---------------------------------------
of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6.

            (a)  Shareholder Approval. The shareholders of First Deposit shall
                 --------------------
have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments. The shareholders of CFB shall have approved the issuance of shares of CFB Common Stock pursuant to the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.

            (b)  Regulatory Approvals. All Consents of, filings and
                 --------------------
registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger, including the conversion of Douglas from a federal savings association to a Georgia-chartered commercial bank, shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

            (c)  Consents and Approvals.  Each Party shall have obtained any and
                 ----------------------
all Consents required for consummation of the Merger (other than those referred to in Section 9.1 (b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect or a CFB Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

            (d)  Legal Proceedings.  No court or governmental or regulatory
                 -----------------
authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts, makes illegal or, in good faith, inadvisable, the consummation of the transactions contemplated by this Agreement.

            (e)  Registration Statement.  The Registration Statement shall be
                 ----------------------
effective under the 1933 Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of CFB Common Stock issuable pursuant to the Merger shall have been received.

            (f)  Nasdaq Listing.  The shares of CFB Common Stock issuable
                 --------------
pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

            (g)  Tax Matters.  Each Party shall have received a written opinion
                 -----------
of counsel from Powell, Goldstein, Frazer & Murphy LLP, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of First Deposit Common Stock for CFB Common Stock will not give rise to gain or loss to the shareholders of First Deposit with respect to such exchange (except to the extent of any cash received), and (iii) neither First Deposit nor CFB will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of First Deposit and CFB reasonably satisfactory in form and substance to such counsel.

     9.2    Conditions to Obligations of CFB.  The obligations of CFB to perform
            --------------------------------
this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by CFB pursuant to Section 10.6(a):

            (a)  Representations and Warranties.  For purposes of this Section
                 ------------------------------
10.2(a), the accuracy of the representations and warranties of First Deposit set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 5.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties set forth in Sections
5.20 and 5.21 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of First Deposit set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.20 and 5.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a First Deposit Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

            (b)  Performance of Agreements and Covenants.  Each and all of the
                 ---------------------------------------
agreements and covenants of First Deposit to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

            (c)  Certificates.  First Deposit shall have delivered to CFB (i) a
                 ------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its secretary, to the effect that to the best of their Knowledge the conditions set forth in Section 9.1 as relates to First Deposit and in Section 9.2(a) and 9.2(b) have been satisfied; provided, however,
                                                              --------  -------
that the representations, warranties and covenants to which such certificate relates shall not been deemed to have survived the Closing, and (ii) certified copies of resolutions duly adopted by First Deposit's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as CFB and its counsel shall request.

            (d)  Opinion of Counsel.  CFB shall have received an opinion of
                 ------------------
Womble Carlyle Sandridge & Rice, PLLC, counsel to First Deposit, dated as of the Closing Date, in form reasonably satisfactory to CFB, as to the matters set forth in Exhibit 2.
         ---------

            (e)  Affiliates Agreements.  CFB shall have received from each
                 ---------------------
affiliate of First Deposit the affiliates letter referred to in Section 8.12 and
Exhibit 1.
---------

            (f)  Claims Letters.  Each of the directors and executive officers
                 --------------
of First Deposit and Douglas shall have executed and delivered to CFB letters in substantially the form of Exhibit 3.
                          ---------

            (g)  Conversion of Douglas.  The conversion of Douglas from a
                 ---------------------
federal savings bank to a Georgia-chartered commercial bank shall have been completed.

            (h)  Trustee Certificate.  The certificate of the Trustee dated as
                 -------------------
of the Closing Date stating that the Trustee has (i) received from, and effected, the written directions of the ESOP participants and beneficiaries in a manner consistent with and in due compliance with all requirements of the ESOP Documents and ERISA, (ii) determined that following such directions is not contrary to the fiduciary provisions of ERISA, (iii) determined that the Merger is in the best interests of the ESOP and its participants and beneficiaries, and
(iv) voted those shares of First Deposit Common Stock over which it has complete discretionary authority consistent with its fiduciary duties under ERISA.

     9.3    Conditions to Obligations of First Deposit.  The obligations of
            ------------------------------------------
First Deposit to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by First Deposit pursuant to Section 11.6(b):

            (a)  Representations and Warranties.  For purposes of this Section
                 ------------------------------
9.3(a), the accuracy of the representations and warranties of CFB set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 6.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of CFB set forth in
Section 6.12 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of CFB set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.12) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a CFB Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

            (b)  Performance of Agreements and Covenants.  Each and all of the
                 ---------------------------------------
agreements and covenants of CFB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

            (c)  Certificates.  CFB shall have delivered to First Deposit (i) a
                 ------------
certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that to the best of their knowledge the conditions set forth in Section 9.1 as relates to CFB and in Section 9.3(a) and 9.3(b) have been satisfied, provided, however,
                                                          --------  -------
that the representations, warranties and covenants to which such certificate relates shall not been deemed to have survived the Closing, and (ii) certified copies of resolutions duty adopted by CFB's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as First Deposit and its counsel shall request.

            (d)  Opinion of Counsel.  First Deposit shall have received an
                 ------------------
opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to CFB, dated as of the Closing Date, in form reasonably acceptable to First Deposit, as to the matters set forth in Exhibit 4.
                     ---------

            (e)  Fairness Opinion.  First Deposit shall have received from
                 ----------------
Trident Securities, Inc. a letter dated not more than five (5) business days prior to the date of the proxy statement to be mailed to the First Deposit shareholders in connection with the Shareholders Meeting to the effect that, in the opinion of such firm, the consideration to be paid to the First Deposit shareholders in connection with the Merger is fair, from a financial point of view, to the shareholders of First Deposit.

                                  ARTICLE 10.
                                  TERMINATION
                                  -----------

     10.1   Termination.  Notwithstanding any other provision of this Agreement,
            -----------
and notwithstanding the approval of this Agreement by the shareholders of First Deposit, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

            (a)  By mutual consent of CFB and First Deposit; or

            (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a First Deposit Material Adverse Effect or a CFB Material Adverse Effect, as applicable, on the breaching Party; or

            (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

            (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of First Deposit fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders' Meeting where such matters were presented to such shareholders for approval and voted upon; or

            (e) By either Party in the event that the Merger shall not have been consummated by June 30, 2001, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e).

     10.2   Effect of Termination.  In the event of the termination and
            ---------------------
abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section
10.2 and Article 11 and Section 8.7(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(e) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

     10.3   Non-Survival of Representations and Covenants.  The respective
            ---------------------------------------------
representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 1, 2, 3, 4 and 11 and Section 8.10.


                                  ARTICLE 11.
                                 MISCELLANEOUS
                                 -------------

     11.1   Definitions.
            -----------

            (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

            "1933 Act" shall mean the Securities Act of 1933, as amended.

            "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

            "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

            "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits, the CFB Disclosure Memorandum and the First Deposit Disclosure Memorandum delivered pursuant hereto and incorporated herein by reference.

            "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, or any Affiliate of such Person and wherever located.

            "Certificate of Merger" shall mean the Certificate of Merger to be executed by CFB and First Deposit and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1.

            "CFB Capital Stock" shall mean, collectively, the CFB Common Stock and any other class or series of capital stock of CFB.

            "CFB Common Stock" shall mean the $.01 par value common stock of CFB.

            "CFB Disclosure Memorandum" shall mean the written information entitled "CFB Disclosure Memorandum" delivered prior to execution of this Agreement to First Deposit describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

            "CFB Entities" shall mean, collectively, CFB and all CFB
Subsidiaries.

            "CFB Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of CFB as of December 31, 1999, 1998 and 1997, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1999, 1998 and 1997, as filed by CFB in SEC Documents, and (ii) the consolidated balance sheets of CFB (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1999

            "CFB Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of CFB and its Subsidiaries, taken as a whole, or (ii) the ability of CFB Entities to perform their obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to savings associations, banks, and their holding companies, and (c) actions and omissions of CFB (or any of its Subsidiaries) taken with the prior informed written Consent of First Deposit in contemplation of the transactions contemplated hereby.

            "CFB Subsidiaries" shall mean the Subsidiaries of CFB, which shall include the CFB Subsidiaries described in Section 6.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of CFB in the future and held as a Subsidiary by CFB at the Effective Time.

            "Closing Date" shall mean the date on which the Closing occurs.

            "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

            "Contract" shall mean any written or oral agreement (provided such oral agreement is, in any one year period, in excess of $5,000 individually, or $25,000 in the aggregate), arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

            "Default" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, after failing to cure any such breach, violation, default, contravention or conflict within any applicable grace or cure period (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

            "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and other federal, state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource
                                                  - ------ -
Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and
                                                                  - ---- -
other Laws relating to emissions, migrations, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, generation, recycling, transport, or handling of any Hazardous Material.

            "Equity Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ESOP" means the employee stock ownership plan which is maintained by Douglas Federal Bank and is intended to be qualified under Section 401(a) of the Internal Revenue Code.

            "ESOP Documents" means all written documentation constituting the ESOP and its related trust, as contemplated by Sections 402 and 403 of the Internal Revenue Code.

          "Exhibits 1 through 4," inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

          "First Deposit Common Stock" shall mean the no par value common stock of First Deposit.

          "First Deposit Disclosure Memorandum" shall mean the written information entitled "First Deposit Disclosure Memorandum" delivered prior to execution of this Agreement to CFB describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

          "First Deposit Entities" shall mean, collectively, First Deposit and all First Deposit Subsidiaries.

          "First Deposit Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of First Deposit as of December 31, 1999 and 1998 and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the fiscal year ended December 31, 1999 and 1998, and (ii) the consolidated balance sheets of First Deposit (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to December 31, 1999.

          "First Deposit Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of First Deposit and its Subsidiaries, taken as a whole, or (ii) the ability of First Deposit to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that a "First Deposit Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks, savings associations and their holding companies, and (c) actions and omissions of First Deposit (or any of its Subsidiaries) taken with the prior informed written Consent of CFB in contemplation of the transactions contemplated hereby.

          "First Deposit Subsidiaries" shall mean the Subsidiaries of First Deposit, which shall include the First Deposit Subsidiaries described in Section
5.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of First Deposit in the future and held as a Subsidiary by First Deposit at the Effective Time.

          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

          "GBCC" shall mean the Georgia Business Corporation Code.

          "Hazardous Material" shall mean (i) any hazardous substance, hazardous constituent, hazardous waste, solid waste, special waste, regulated substance, or toxic substance (as those terms are listed, defined or regulated by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement. removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

          "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, inventions, and other intellectual property rights.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Knowledge" as used with respect to a CFB Entity (including references to being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such CFB Entity. "Knowledge" as used with respect to a First Deposit Entity (including references to being aware of a particular matter) shall mean those facts that are actually known (with no obligation of inquiry) by the president and chief executive officer of such First Deposit Entity.

          "Law" shall mean any code, law (including common law), ordinance, regulation, decision, judicial interpretation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

          "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

          "Litigation" shall mean any action, arbitration, cause of action, claim, complaint investigation hearing, criminal prosecution, governmental or other examination or other administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

          "Memorandum to ESOP Participants and Beneficiaries" shall mean the memorandum to be distributed to ESOP participants and beneficiaries prior to the shareholder vote on the Merger setting forth information pertaining to the transactions contemplated by the Agreement.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "Nasdaq National Market" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

          "Operating Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

          "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

          "Party" shall mean either First Deposit, CFB, the Bank or Douglas, and "Parties" shall mean CFB, the Bank, First Deposit and Douglas.

          "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

          "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by CFB under the 1933 Act with respect to the shares of CFB Common Stock to be issued to the shareholders of First Deposit in connection with the transactions contemplated by this Agreement.

          "Regulatory Authorities" shall mean, collectively, the SEC, the NASD, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Federal Deposit Insurance Corporation, the Georgia Department of Banking and Finance, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

          "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

          "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "Shareholders Meeting" shall mean the meeting of the shareholders of First Deposit to be held pursuant to Section 8.3, including any adjournment or adjournments thereof.

          "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

          "Surviving Bank" shall mean the Bank as the surviving bank resulting from the Merger.

          "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

          "Tax" or Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

          "Trustee" means John L. King, J. David Higgins and Mona Vieira in their collective capacity as sole trustees of the ESOP.

          (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:


          Allowance                      Section 5.9
          Certificates                   Section 4.1
          Closing                        Section 1.2
          Conversion Application         Preamble
          Douglas                        Preamble
          Effective Time                 Section 1.3
          First Deposit Benefit Plans    Section 5.15(a)
          First Deposit Contracts        Section 5.16
          First Deposit ERISA Plan       Section 5.15(a)
          First Deposit Pension Plan     Section 5.15(a)
          ERISA Affiliate                Section 5.15(c)
          Exchange Agent                 Section 4.1
          Exchange Ratio                 Section 3.1(b)
          CFB SEC Reports                Section 6.5(a)
          Indemnified Party              Section 8.14(a)
          Merger                         Section 1.1
          Tax Opinion                    Section 9.1(g)


          (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2  Expenses.
           --------

           (a) Except as otherwise provided in this Section 11.2, each Party shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that CFB shall bear and pay the filing fees payable in connection with the Registration Statement and the proxy statement/prospectus and one-half of the printing costs incurred in connection with the printing of the Registration Statement and the proxy statement/prospectus.

           (b) If this Agreement is terminated by CFB pursuant to Sections 10.1(b), (c) or (d)(ii), First Deposit shall pay to CFB an amount equal to the lesser of $100,000 or CFB's actual out of pocket expenses incurred in connection with the transactions contemplated by this Agreement.

           (c) If this Agreement is terminated by First Deposit pursuant to Sections 10.1(b) or (c), CFB shall pay to First Deposit an amount equal to the lesser of $100,000 or First Deposit's actual out of pocket expenses incurred in connection with the transactions contemplated by this Agreement.

           (d) If this Agreement is terminated by CFB pursuant to Sections 10.1(b), (c) or (d)(ii) and if First Deposit enters into any agreement to
                        ---
acquire or be acquired by a third party within twelve (12) months from the date of the termination, then First Deposit shall pay to CFB liquidated damages in the amount of $500,000, less any payments made pursuant to Section 11.2(b).

           (e) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

     11.3  Brokers and Finders. Except as disclosed in Section 11.3 of the CFB
           -------------------
Disclosure Memorandum, and except as disclosed in Section 11.3 of the First Deposit Disclosure Memorandum, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by First Deposit or by CFB, each of First Deposit and CFB, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4  Entire Agreement. Except as otherwise expressly provided herein, this
           ----------------
Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     11.5  Amendments. To the extent permitted by Law, this Agreement may be
           ----------
amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of First Deposit Common Stock, there shall be made no amendment that, pursuant to the GBCC, requires further approval by such shareholders without the further approval of such shareholders; and further provided, that after any such approval by the holders of CFB Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of First Deposit Common Stock will be exchanged for shares of CFB Common Stock shall not be amended after the Shareholders' Meeting in a manner adverse to the holders of CFB Common Stock without any requisite approval of the holders of the issued and outstanding shares of CFB Common Stock entitled to vote thereon.

     11.6  Waivers.
           -------

           (a) Prior to or at the Effective Time, CFB, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by First Deposit, to waive or extend the time for the compliance or fulfillment by First Deposit of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of CFB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of CFB.

           (b) Prior to or at the Effective Time, First Deposit, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by CFB, to waive or extend the time for the compliance or fulfillment by CFB, of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of First Deposit under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of First Deposit.

           (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7  Assignment. Except as expressly contemplated hereby, neither this
           ----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto

(whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8  Notices. All notices or other communications which are required or
           -------
permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

           First Deposit      First Deposit Bancshares, Inc.
           and Douglas:       8458 Campbellton Street
                              Douglasville, GA 30134
                              Fax: (770) 942-7787
                              Attention: J. David Higgins

           Copy to Counsel:   Womble, Carlyle, Sandridge & Rice, PLLC
                              1201 West Peachtree Street
                              Suite 3500
                              Atlanta, Georgia 30309
                              Fax: (404) 870-4828
                              Attention: Steven S. Dunlevie, Esq.

           CFB and the Bank:  Community First Banking Company
                              110 Dixie Street
                              Carrollton, GA 30117
                              Fax:  (770) 838-7352
                              Attention: Gary D. Dorminey

           Copy to Counsel:   Powell Goldstein Frazer & Murphy LLP
                              Sixteenth Floor
                              191 Peachtree Street, N.E.
                              Atlanta, GA 30303
                              Fax: (404) 572-6999
                              Attention: Walter G. Moeling IV, Esq.

     11.9  Governing Law. This Agreement shall be governed by and construed in
           -------------
accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

     11.10 Counterparts. This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 Captions, Articles and Sections. The captions contained in this
           -------------------------------
Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

     11.12 Interpretations. Neither this Agreement nor any uncertainty or
           ---------------
ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

     11.13 Enforcement of Agreement. The Parties hereto agree that irreparable
           ------------------------
damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.14 Severability. Any term or provision of this Agreement which is
           ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                       [SIGNATURES APPEAR ON NEXT PAGE]

                 [SIGNATURES TO AGREEMENT AND PLAN OF MERGER]


     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.


                                    COMMUNITY FIRST BANKING COMPANY



                                    By: /s/ Gary D. Dorminey
                                        -------------------------------------
                                        Gary D. Dorminey
                                        President & Chief Executive Officer


                                    COMMUNITY FIRST BANK


                                    By: /s/ Gary D. Dorminey
                                        -------------------------------------
                                        Gary D. Dorminey
                                        President & Chief Executive Officer



                                    FIRST DEPOSIT BANCSHARES, INC.



                                    By: /s/ J. David Higgins
                                        -------------------------------------
                                        J. David Higgins
                                        President and Chief Executive Officer


                                    DOUGLAS FEDERAL BANK, FSB



                                    By: /s/ J. David Higgins
                                        -------------------------------------
                                        J. David Higgins
                                        President

                                                                     EXHIBIT 2.1

                                                                       EXHIBIT 1

                              AFFILIATE AGREEMENT


Community First Bank
110 Dixie Street
Carrollton, GA  30117
Attention: Gary D. Dorminey, President and Chief Executive Officer

Gentlemen:

     The undersigned is a shareholder of First Deposit Bancshares, Inc. ("First Deposit"), a Georgia Corporation, and will become a shareholder of Community First Banking Company ("CFB"), a Georgia corporation, pursuant to the transactions described in the Agreement and Plan of Merger, dated as of January ___, 2001 (the "Agreement"), by and between CFB and First Deposit. Under the terms of the Agreement, First Deposit will be merged with and into CFB (the "Merger"), and the shares of the no par value common stock of First Deposit ("First Deposit Common Stock") will be converted into and exchanged for shares of the $.01 par value common stock of CFB ("CFB Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and CFB regarding certain rights and obligations of the undersigned in connection with the shares of CFB to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and CFB hereby agree as follows:

     1. Affiliate Status. The undersigned understands and agrees that as to First Deposit he is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he will be such an "affiliate" at the time of the Merger.

     2. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

            (a) At any meeting of shareholders of First Deposit called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "Shareholders' Meeting"), the undersigned shall, to the extent that the Shareholder has the power, vote (or cause to be voted) the Shareholder's Shares in favor of the Merger, the execution and delivery by First Deposit of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to a lesser amount of CFB Common Stock or cash or otherwise to materially and adversely impair the Shareholder's rights or increase the

Shareholder's obligations thereunder. The undersigned hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

            (b) The CFB Common Stock received by the undersigned as a result of the Merger will be taken for his own account and not for others, directly or indirectly, in whole or in part.

            (c) CFB has informed the undersigned that any distribution by the undersigned of CFB Common Stock has not been registered under the 1933 Act and that shares of CFB Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that CFB is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of CFB Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

            (d) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to
Section 9 hereof, have all shares of First Deposit Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearinghouse.

            (e) During the thirty (30) days immediately preceding the Effective Time of the Merger, the undersigned has not sold, transferred, or otherwise disposed of his interests in, or reduced his risk relative to, any of the shares of First Deposit Common Stock beneficially owned by the undersigned as of the record date for determination of shareholders entitled to vote at the Shareholders' Meeting of First Deposit held to approve the Merger.

            (f) The undersigned is aware that CFB intends to treat the Merger as a tax-free reorganization under Section 368 of the Code for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as CFB for federal income tax purposes.

     3. Restrictions on Transfer. The undersigned understands and agrees that stop-transfer instructions with respect to the shares of CFB Common Stock received by the undersigned pursuant to the Merger will be given to CFB's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

         The shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is an affiliate of CFB) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for CFB that such sale or transfer is otherwise exempt from the registration requirements of such Act.

Such legend will also be placed on any certificate representing CFB securities issued subsequent to the original issuance of CFB Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the CFB Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner as to justify the removal of the legend therefrom. Upon the request of the undersigned, CFB shall cause the certificates representing the shares of CFB Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer set forth in Rules 144 and 145(d) if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the CFB Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d) upon receipt by CFB of an opinion of its counsel to the effect that such legend may be removed.

     4. Understanding of Restrictions on Disposition. The undersigned has carefully read the Agreement and this Affiliate Agreement and has discussed their requirements and impact upon his ability to sell, transfer or otherwise dispose of the shares of CFB Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for First Deposit.

     5. Filing of Reports by CFB. CFB agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of CFB Common Stock issued to the undersigned pursuant to the Merger.

     6. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of CFB Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for CFB Common Stock, together with such additional information as the transfer agent may reasonably request. If CFB's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), CFB shall cause such counsel to provide such opinions as may be necessary to CFB's transfer agent so that the undersigned may complete the proposed sale or transfer.

     7. Certain Actions. The undersigned covenants and agrees with CFB that, for a period of two (2) years after the effective time of the Merger, the undersigned shall not, without the prior written consent of CFB, directly or indirectly serve as a consultant to, serve as a management official of, or be or become a major shareholder of any financial institution having an office in Douglas, Carroll or Paulding County, Georgia. It is expressly understood that the covenants contained in this paragraph 7 do not apply to (i) "management official" positions which the undersigned holds with financial institutions (other than CFB, First Deposit, and their subsidiaries) as of the date of this Agreement, (ii) securities holdings which cause the undersigned to be deemed a major shareholder of a financial institution (other than CFB, First Deposit, and their subsidiaries) as of the date of this Agreement, or (iii) advisory relationships with a financial institution which the undersigned has as of the date of this Agreement or may have after the date hereof solely in the capacity as legal counsel. For the purposes of the covenants contained in this paragraph 7, the following terms shall have the following respective meanings:

            (a) The term "management official" shall refer to service of any type which gives the undersigned the authority to participate, directly or indirectly, in policy-making functions of the financial institution. This includes, but is not limited to, service as an organizer, officer, director, or advisory director of the financial institution. It is expressly understood that the undersigned may be deemed a management official of the financial institution whether or not he holds any official, elected, or appointed position with such financial institution.

            (b) The term "financial institution" shall refer to any bank, bank holding company, savings and loan association, savings and loan holding company, banking-related company, or any other similar financial institution which engages in the business of accepting deposits or making loans or which owns or controls a company which engages in the business of accepting deposits or making loans. It is expressly understood that the term "financial institution" shall include any financial institution as defined herein that, after the date of this Agreement, makes application for an appropriate federal or state regulatory authority for approval to organize.

            (c) The term "major shareholder" shall refer to the beneficial ownership of five percent (5%) or more of any class of voting securities or the ownership of five percent (5%) of the total equity interest in such company, however denominated.

     8. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of First Deposit and CFB that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse and any such relative collectively own at least a ten percent (10%) beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least ten percent (10%) of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of CFB or becomes a director or officer of CFB upon consummation of the Merger, among other things, any sale of CFB Common Stock by the undersigned within a period of less than six (6) months following the Effective Time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     9. Miscellaneous. This Affiliate Agreement is the complete agreement between CFB and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.


                      [SIGNATURES CONTAINED ON NEXT PAGE]

     This Affiliate Agreement is executed as of the ____ day of _________, 2001.


                                     Very truly yours,


                                     ___________________________________________
                                     Signature

                                     ___________________________________________
                                     Print Name

                                     Address:  _________________________________
                                     ___________________________________________
                                     ___________________________________________



                                     [add below the signatures of all registered owners of shares deemed beneficially owned by the affiliate]

                                     ___________________________________________
                                     Name

                                     ___________________________________________
                                     Name

                                     ___________________________________________
                                     Name



AGREED TO AND ACCEPTED as of
the ______ day of __________________, 2001.

Community First Banking Company


By: __________________________________

                                                                     EXHIBIT 2.1

                                                                       EXHIBIT 2

                     MATTERS AS TO WHICH WOMBLE, CARLYLE,
                        SANDRIDGE & RICE LLC WILL OPINE


     1   First Deposit Bancshares, Inc. ("First Deposit") is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with full corporate power and authority to carry on the business in which it is engaged, and to own and use its Assets.

     2. Douglas Federal Bank, FSB [name to be changed?] ("Douglas") is a state-chartered commercial bank and is duly organized, validly existing, and in good standing under the Laws of the State of Georgia, with full corporate power and authority to carry on the business in which it is engaged, and to own and use its Assets. Douglas is a wholly-owned subsidiary of First Deposit.

     3. The authorized capital stock of First Deposit consists of 10,000,000 shares of First Deposit Common Stock, no par value per share. To our knowledge, ___________ shares of First Deposit Common Stock are issued and outstanding. The authorized capital stock of Douglas consists of shares of Douglas common stock, $__________ par value per share. To our knowledge, ___________ shares of Douglas common stock are issued and outstanding. To our knowledge, the shares of First Deposit and Douglas common stock that are issued and outstanding were not issued in violation of any preemptive rights of shareholders, were duly issued and are fully paid and nonassessable under the Georgia Business Corporation Code and the Financial Institutions Code of Georgia, respectively. To our knowledge, except as set forth above or as disclosed in Section 5.3 of the First Deposit Disclosure Memorandum, there are no shares of capital stock or other equity securities of First Deposit and Douglas outstanding and no outstanding Equity Rights relating to the capital stock of First Deposit and Douglas.

     4. The execution and delivery of the Agreement and the Plan of Merger and compliance with their terms do not and will not violate or contravene any provisions of the Articles of Incorporation or Bylaws of First Deposit or the Articles of Incorporation or Bylaws of Douglas or, to our knowledge, result in any conflict with, breach of, or default or acceleration under any Contract, Law, Order or Permit to which First Deposit or Douglas is a party or by which First Deposit or Douglas is bound.

     5. To our knowledge, neither the execution and delivery of the Agreement by First Deposit, nor the consummation by First Deposit of the transactions contemplated thereby, nor compliance by First Deposit with any of the provisions thereof, will (i) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any First Deposit Entity under, any Contract or Permit of any First Deposit Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a First Deposit Material Adverse Effect or where such event would cause a breach of the Agreement or a Default under the Agreement, or (ii) subject to receipt of the requisite Consents referred to in Section 9.1(c), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any First Deposit Entity or any of their respective material Assets (including any CFB Entity or any First Deposit Entity becoming subject to or liable for the payment of any Tax on any of the Assets owned by any CFB Entity or any First Deposit Entity being reassessed or revalued by any Taxing authority).

     6. Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by First Deposit of the Mergers and the other transactions contemplated in the Agreement.

     7. The Agreement and the Plan of Merger have been duly and validly executed and delivered by First Deposit and Douglas and, assuming valid authorization, execution and delivery by Community First Banking Company ("CFB") and Community First Bank, as the case may be, constitute valid and binding agreements of First Deposit and Douglas enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance or indemnity or contribution or other matters which may be limited by public policy.

     8. Each First Deposit Entity has taken all necessary action to exempt the transactions contemplated by the Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other antitakeover Laws, including without limitation Sections 14-2-1111 and 14-2-1131 of the Georgia Business Corporation Code.

     9. Each First Deposit Entity has taken all necessary action so that the entering into of the Agreement and the consummation of the Mergers and the other transactions contemplated by the Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws and other governing instruments of any First Deposit Entity or restrict or impair the ability of CFB or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any First Deposit Entity that may be directly or indirectly acquired or controlled by them.

     10. There is no Litigation instituted or pending, or, to our knowledge, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any First Deposit Entity or any employee benefit plan of any First Deposit Entity, or against any director or employee of any First Deposit Entity, in their capacity as such, or against any Asset, interest, or right of any of them, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any First Deposit Entity.

                                                                     EXHIBIT 2.1

                                                                       EXHIBIT 3

                             FORM OF CLAIMS LETTER



                               ___________, 2001


Community First Banking Company
110 Dixie Street
Carrollton, Georgia 30117
Attention:  Gary D. Dorminey

          Re:  First Deposit Bancshares, Inc. and Douglas Federal Bank, FSB

Gentlemen:

     This letter is delivered pursuant to Section 9.2(f) of the Agreement and Plan of Merger dated as of ______________, 2001, by and between Community First Banking Company ("CFB") and First Deposit Bancshares, Inc. ("First Deposit").

     Concerning claims which the undersigned may have against First Deposit or any of its subsidiaries in my capacity as an officer, director, employee, partner or Affiliate of First Deposit or any of its subsidiaries, and in consideration of the premises, and the mutual covenants contained herein and in the Merger Agreement and the mutual benefits to be derived hereunder and thereunder, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned, intending to be legally bound, I hereby affirm the following in each and every such capacity of the undersigned:

     1.  Claims. The undersigned does not have, and is not aware of, any claims
         ------
it might have against First Deposit or any of its subsidiaries, except for (i) compensation for services rendered that have accrued but not yet been paid in the ordinary course of business consistent with past practice or other contract rights relating to severance and employment, (ii) contract rights, under loan commitments and agreements between the undersigned and First Deposit or any of its subsidiaries, specifically limited to possible future advances in accordance with the terms of such commitments or agreements, and (iii) certificates of deposit, consistent with and subject to the terms and conditions of the Merger Agreement.

     2.  Releases. The undersigned hereby releases and forever discharges CFB,
         --------
First Deposit and their respective directors, officers, employees, agents, attorneys, representatives, subsidiaries, partners, affiliates, controlling persons and insurers, and its successors and assigns, and each of them (hereinafter, individually and collectively, the "Releasees") of and from any and all liabilities, claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description, now accrued or which may hereafter accrue, without limitation and whether or not in law, equity or otherwise, based in whole or in part on any facts, conduct, activities, transactions, events or occurrences known or unknown, matured or unmatured, contingent or otherwise, which have or allegedly have existed, occurred, happened, arisen or transpired from the beginning of time to the date of the closing of the transaction contemplated by the Merger Agreement, except for (i) compensation for services that have accrued but not yet been paid in the ordinary course of business consistent with past practice or other contract rights relating to severance and employment, (ii) contract rights, under loan commitments and agreements between the undersigned and First Deposit or its subsidiaries, specifically limited to possible future advances in accordance with the terms of such commitments or agreements, and (iii) certificates of deposits, consistent with and subject to the terms and conditions of the Merger Agreement (individually, a "Claim" and collectively, the "Claims"). The undersigned represents, warrants and covenants that no Claim released herein has been assigned, expressly, impliedly , by operation of law or otherwise, and that all Claims released hereby are owned solely by the undersigned, which has the sole authority to release them.

     3.  Indemnity. The undersigned shall indemnify and hold harmless, to the
         ---------
fullest extent permitted by law, the Releasees from and against any and all Claims which are released hereby and all claims, damages, losses, liabilities, actions and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising from, out of, or in connection with the performance or nonperformance of any obligation of the undersigned hereunder or any action or proceeding in respect thereof.

     4.  Forbearance. The undersigned shall forever refrain and forebear from
         -----------
commencing, instituting or prosecuting any lawsuit, action, claim or proceeding before or in any court, regulatory, government, arbitral or other authority to collect or enforce any Claims which are released and discharged hereby.

     5.  Miscellaneous.
         -------------

         (a) This Release shall be governed and construed in accordance with the laws of the State of Georgia (other than the choice of law provisions thereof).

         (b) This Release contains the entire agreement between the parties with respect to the claims released hereby, and such Release supersedes all prior agreements, arrangement or understandings (written or otherwise) with respect to such Claims and no representation or warranty, oral or written, express or implied, has been made by or relied upon by any party hereto, except as expressly contained herein or in the Merger Agreement.

         (c) This Release shall be binding upon and insure to the benefit of the undersigned and the Releasees and their respective successors and assigns.

         (d) This Release may not be modified, amended or rescinded except by the written agreement of the undersigned and the Releasees, it being the express understanding of the undersigned and the Releasees that no term hereof may be waived by the action, inaction or course of delaying by or between the undersigned or the Releasees, except in strict accordance with this paragraph, and further that the waiver of any breach of this Release shall not constitute or be construed as the waiver of any other breach of the terms hereof.

          (e) The undersigned represents, warrants and covenants that he or she is fully aware of his or her rights to discuss any and all aspects of this matter with any attorney chosen by him or her, and that he or she has carefully read and fully understands all the provisions of this Release, and that he or she is voluntarily entering into this Release.

          (f) This Release is effective when signed by the undersigned and delivered to CFB and acknowledged by CFB, and its operation to extinguish all of the Claims released hereby is not dependent on or affected by the performance or non-performance of any future act by the undersigned or the Releasees.

                                    Sincerely,


                                    ---------------------------------------
                                    Signature of Officer or Director


                                    ---------------------------------------
                                    Name of Officer or Director



       On behalf of Community First Banking Company, I hereby acknowledge receipt of this letter as of this ______ day of _______________, 2001.


                                    Community First Banking Company


                                    By:
                                       ------------------------------------

                                    Name:
                                         ----------------------------------

                                    Title:
                                          ---------------------------------

                                                                     EXHIBIT 2.1

                                   EXHIBIT 4

                    MATTERS AS TO WHICH POWELL, GOLDSTEIN,
                        FRAZER & MURPHY LLP WILL OPINE


       1   Community First Banking Company ("CFB ") has been incorporated under the Georgia Business Corporation Code (or prior law), its status is active, and it has full corporate power and authority to carry on the business in which it is engaged and to own and use its Assets.

       2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provisions of the Articles of Incorporation or Bylaws of CFB or, to our knowledge but without any independent investigation, any Law or Order to which CFB is a party or by which CFB is bound.

       3. The Agreement has been duly and validly executed and delivered by CFB and assuming valid authorization, execution and delivery by First Deposit Bancshares, Inc. ("First Deposit") constitutes a valid and binding agreement of CFB enforceable in accordance with its terms.

       4. The shares of CFB Common Stock to be issued to the shareholders of First Deposit as contemplated by the Agreement, when properly issued and delivered following consummation of the Holding Company Merger, will be fully paid and nonassessable under the Georgia Business Corporation Code.

       Our opinion concerning the validity, binding effect and enforceability of the Agreement means that (i) the Agreement constitutes an effective contract under applicable laws, (ii) the Agreement is not invalid in its entirety because of a specific statutory prohibition or public policy and is not subject in its entirety to a contractual defense, and (iii) subject to the last sentence of this paragraph, some remedy is available if CFB is in material default under the Agreement. This opinion does not mean that (i) any particular remedy is available upon a material default, or (ii) every provision of the Agreement will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of the Agreement may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors' rights and remedies generally, and
(ii) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith.




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